    Tenant: Paratek Pharmaceuticals
    Premises: 1000 First Avenue, Suite 400
LEASE

THIS LEASE (this “Lease”) is entered into as of January 23, 2015, between ATLANTIC AMERICAN PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and PARATEK PHARMACEUTICALS LLC, a Delaware limited liability company (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1.SUMMARY OF KEY DEFINED TERMS.

(a)“Abatement Period” means the period that begins on the Commencement Date and ends on the day immediately prior to the 4-month anniversary of the Commencement Date. During the Abatement Period, Tenant shall pay to Landlord: (i) Tenant’s Share of Janitorial Expenses; (ii) utilities as set forth in Section 6; and (iii) all other amounts due Landlord with the exception of Fixed Rent.

(b)“Additional Rent” means all costs and expenses other than Fixed Rent that Tenant is obligated to pay Landlord pursuant to this Lease.

(c)“Broker” means Cushman and Wakefield of PA, Inc.

(d)“Building” means the building located at 1000 First Avenue, King of Prussia, PA 19406, containing approximately 74,139 rentable square feet.

(e)“Business Hours” means the hours of 7:00 a.m. – 6:00 p.m., Monday through Friday, excluding Building holidays.

(f)“Commencement Date” means the date that is earlier of: (i) the date on which Tenant first conducts any business at all or any portion of the Premises; or (ii) the date on which Landlord Substantially Completes the Leasehold Improvements (as such terms are defined in Exhibit C). Subject to the provisions of Section 2 of Exhibit C, the Commencement Date is targeted for 8 weeks following full execution of the Lease.

(g)“Common Areas” means, to the extent applicable, the lobby, parking facilities, passenger elevators, rooftop terrace, fitness or health center, plaza and sidewalk areas, multi-tenanted floor restrooms, and other similar areas of general access at the Building or designated for the benefit of Building tenants, and the areas on multi-tenant floors in the Building devoted to corridors, elevator lobbies, and other similar facilities serving the Premises.

(h)“Complex” means the complex of buildings of which the Building is a part, known as Maschellmac, and all other improvements located therein.

(i)“Expiration Date” means the last day of the Term, or such earlier date of termination of this Lease pursuant to the terms hereof.

(j)“Fixed Rent” means fixed rent in the amounts set forth below:

TIME PERIOD	FIXED RENT PER R.S.F.	ANNUALIZED FIXED RENT	MONTHLY INSTALLMENT
Commencement Date – end of Abatement Period	$0.00	$0.00	$0.00
Fixed Rent Start Date – end of Rent Period 1	$23.00	$71,576.00	$5,964.67
Rent Period 2	$23.50	$73,132.00	$6,094.33
Rent Period 3	$24.00	$74,688.00	$6,224.00
Rent Period 4	$24.50	$76,244.00	$6,353.67
Rent Period 5	$25.00	$77,800.00	$6,483.33
Rent Period 6 – Expiration Date	$25.50	$79,356.00	$6,613.00

(k)“Fixed Rent Start Date” means the day immediately following the end of the Abatement Period. If the Fixed Rent Start Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Commencement Date shall be prorated based on the number of days in such month.

(l)“Initial Term” means the period commencing on the Commencement Date, and ending at 11:59 p.m. on: (i) if the Commencement Date is the first day of a calendar month, the day immediately prior to the 65-month anniversary of the Commencement Date; or (ii) if the Commencement Date is not the first day of a calendar month, the last day of the calendar month containing the 65-month anniversary of the Commencement Date.

(m)“Laws” means federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the state or commonwealth in which the Premises are located (“State”), and decisions of federal courts applying the laws of the State, including without limitation Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations.

(n)“Premises” means Suite 400 in the Building, consisting of approximately 3,112 rentable square feet, as shown on Exhibit A attached hereto.

(o)“Project” means the Building together with the parcel of land upon which the Building is located and all Common Areas.

(p)“Rent” means Fixed Rent and Additional Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then due and owing without regard to any contrary Tenant instructions or requests. Additional Rent shall be paid by Tenant in the same manner as Fixed Rent, without setoff, deduction, or counterclaim.

(q)“Rent Period” means, with respect to the first Rent Period, the period that begins on the Fixed Rent Start Date and ends on the last day of the calendar month preceding the month in which the first anniversary of the Fixed Rent Start Date occurs; thereafter each succeeding Rent Period shall commence on the day following the end of the preceding Rent Period, and shall extend for 12 consecutive months; provided, however, the final Rent Period shown in the Fixed Rent chart above shall end on the Expiration Date.

(r)“Security Deposit” means $11,929.34.

(s)“Tenant’s NAICS Code” means Tenant’s 6-digit North American Industry Classification number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget, which is ______. [http://www.naics.com/search/]

(t)“Term” means the Initial Term together with any extension of the term of this Lease agreed to by the parties in writing.

2.PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, for the Term and upon the terms and subject to the conditions of this Lease, the Premises. Tenant accepts the Premises in their “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, except that Landlord shall complete the Leasehold Improvements pursuant to Exhibit C attached hereto.

3.TERM; RENTABLE AREA. The Term shall commence on the Commencement Date. Except as set forth herein, he terms and provisions of this Lease are binding on the parties upon Tenant’s and Landlord’s execution of this Lease notwithstanding a later Commencement Date for the Term. The rentable area of the Premises and the Building shall be deemed to be as stated in Section 1. By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord shall notify Tenant of the Commencement Date, rentable square footage of the Premises and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein, unless within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

4.FIXED RENT; SECURITY DEPOSIT; LATE FEE.
(a)Tenant covenants and agrees to pay to Landlord during the Term, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in the amounts set forth in Section 1. The Monthly Installment of Fixed Rent, the monthly amount of Estimated Operating Expenses (as set forth in Section 5) and any estimated amount of utilities as set forth in Section 6 shall be payable to Landlord in advance on or before the first day of each month of the Term by: (i) check payable to Landlord, sent to Brandywine Operating Partnership, LP, P.O. Box 11951, Newark, NJ 07101-4951; (ii) auto debit transfer; (iii) electronic fund transfer through the Automated Clearing House network or similar system designated by Landlord, to the extent available; or (iv) wire transfer of immediately available funds to the account at Wells Fargo Bank, N.A., Salem, NJ account no. 2030000359075 ABA # 121000248 and Tenant shall notify Landlord of each such wire transfer by email to Wire.Confirmation@bdnreit.com (or such other email address provided by Landlord to Tenant); or as otherwise directed in writing by Landlord to Tenant from time to time. All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT.

(b)Contemporaneously with Tenant’s delivery of this Lease, Tenant shall pay to Landlord: (i) the monthly Fixed Rent for the first full calendar month after the Abatement Period; and (ii) the Security Deposit. No interest shall be paid to Tenant on the Security Deposit, and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of its obligations under this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of: (A) any rent or other sums that Tenant has not paid when due; (B) any sum expended by Landlord in accordance with the provisions of this Lease; and/or (C) any sum that Landlord expends or is required to expend in connection with an Event of Default (as defined in Section 17). Landlord’s use of the Security Deposit shall not prevent Landlord from exercising any other remedy available to Landlord under this Lease, at law or in equity and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied, or retained by Landlord, Tenant shall, within 10 days after the written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall return the Security Deposit or the balance thereof (as applicable) to Tenant within 1 month after the later of the Expiration Date, Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, and Tenant’s payment of all outstanding Rent. If Landlord conveys ownership of the Building and Landlord delivers the Security Deposit to the transferee, Landlord shall thereupon be released from all liability for the return of such Security Deposit and Tenant shall look solely to the transferee for the return of the Security Deposit. In addition to the foregoing, if Tenant defaults more than once in the performance of its monetary obligations under this Lease (and regardless of whether Tenant has cured such default during or after any applicable notice and/or cure period) and the aggregate amount of such monetary defaults is in excess of four months of the then-applicable Monthly Installment of Fixed Rent, then Landlord may require Tenant to increase the Security Deposit to the greater of two times the: (A) monthly Fixed Rent; or (B) initial amount of the Security Deposit.

(c)If Landlord does not receive the full payment from Tenant of any Rent when due under this Lease (without regard to any notice and/or cure period to which Tenant might be entitled), Tenant shall also pay to Landlord as Additional Rent a late fee in the amount of 8% of such overdue amount. Notwithstanding the foregoing, upon Tenant’s written request, Landlord shall waive the above-referenced late fee 1 time during any 12 consecutive months of the Term provided Tenant makes the required payment within 3 days after receipt of notice of such late payment. With respect to any Rent payment (whether it be by check, ACH/wire, or other method) that is returned unpaid for any reason, Landlord shall have the right to assess a fee to Tenant as Additional Rent, which fee is currently $30.00 per returned payment.

5.OPERATING EXPENSES.

(a)Certain Definitions.

(i)“Base Year” means calendar year 2015.

(ii)“Janitorial Expenses” means all costs associated with trash and garbage removal, recycling, cleaning and sanitizing the Building, and the items of work set forth in Exhibit D attached hereto.

(iii)“Operating Expenses” means collectively Project Expenses, Taxes, Snow Expenses, and Janitorial Expenses.

(iv)“Project Expenses” means all costs and expenses incurred by Landlord in connection with the maintenance, operation, repair, and replacement of the Project including, without limitation, Janitorial Expenses, a management fee not to exceed 3% of gross rents and revenues from the Project; property management office rent; fitness center operating costs; security measures; transportation program costs; capital expenditures, repairs, and replacements, but only to the extent of the amortized costs of such capital item over the useful life of the improvement as reasonably determined according to GAAP or, if greater, the actual savings created by such capital item for each year of the Term (“Includable Capital Expenses”); and all insurance premiums and deductibles paid or payable by Landlord with respect to the Project. The foregoing notwithstanding, Project Expenses shall not include Taxes (as defined below). Tenant shall pay, in monthly installments in advance, on account of Tenant’s Share of Project Expenses, the estimated amount of the increase of such Project Expenses for such year in excess of the Project Expenses for the Base Year as determined by Landlord in its reasonable discretion. Notwithstanding the foregoing, “Project Expenses” shall not include any of the following: (A) repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent Landlord actually receives insurance proceeds or condemnation awards therefor; (B) leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (C) costs incurred by Landlord in connection with the original construction of the Building and related facilities; (D) costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating leased space for other tenants or other occupants or vacant space; (E) interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; (F) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (G) any fines or fees for Landlord’s failure to comply with Laws; (H) legal, accounting and other expenses related to Landlord’s financing, refinancing, mortgaging or selling the Building or the Project; (I) any increase in an insurance premium caused by the non-general office use, occupancy or act of another tenant; (J) costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; (K) cost of any political, charitable or civic contribution or donation; (L) reserves for repairs, maintenance and replacements; (M) Project Utility Costs (as defined in Section 6(a)); (N) Taxes; (O) cost of utilities directly metered or submetered to Building tenants and paid separately by such tenants; (P) fines, interest, penalties or liens arising by reason of Landlord’s failure to pay any Project Expenses when due, except that Project Expenses shall include interest or similar charges if the collecting authority permits such Project Expenses to be paid in installments with interest thereon, such payments are not considered overdue by such authority and Landlord pays the Project Expenses in such installments; (Q) costs and expenses associated with hazardous waste or hazardous substances not generated or brought to the Project by Tenant or its agents including but not limited to the cleanup of such hazardous waste or hazardous substances and the costs of any litigation (including, but not limited to reasonable attorneys’ fees) arising out of the discovery of such hazardous waste or hazardous substances; (R) wages, salaries, fees and fringe benefits paid to all personnel above the level of regional property manager, who are not assigned, in whole or in part to the operation, management or repair of the Building; (T) costs of extraordinary services provided to other tenants of the Building or services to which Tenant is not entitled (including, without limitation, costs specially billed to and paid by specific tenants); (U) all costs relating to activities for the solicitation and execution of leases of space in the Building, including legal fees, real estate brokers’ commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building; (V) costs representing an amount paid to an affiliate of Landlord (exclusive of any management fee permitted under the Operating Expense inclusions) to the extent in excess of market rates for comparable services if rendered by unrelated third parties; (W) costs arising from Landlord’s default under this Lease or any other lease for space in the Building; (X) costs of selling the Project or any portion thereof or interest therein; (Y) costs or expenses arising from the gross negligence of Landlord, its agents or employees; (Z) costs incurred to remedy, repair or otherwise correct violations of Laws that exist on the Commencement Date; (AA) ground rents or rentals payable by Landlord pursuant to any over-lease. Landlord shall not collect or be entitled to collect Project Expenses from all of its tenants an amount in excess of 100% of the Project Expenses actually incurred by Landlord, or (BB) the cost of any capital improvements or any capital expenses other than the Includable Capital Expenses.

(v)“Snow Expenses” means all costs associated with the removal of snow and ice from the Project.

(vi)“Snow Stop” means $0.25.

(vii)“Taxes” means all taxes, assessments and other governmental charges, including business improvement district charges and special assessments for public improvements or traffic districts that are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, are properly allocable to the Term, business property operating license charges, and real estate tax appeal expenditures incurred by Landlord. Taxes shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered such that in lieu of or as a substitute in whole or in part for any Taxes now levied, assessed or imposed on real estate there shall be levied, assessed or imposed: (A) a tax on the rents received from such real estate; or (B) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof; or (C) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in Taxes. Tenant may not file or participate in any Tax appeals for any tax lot in the Project.
(viii)“Tenant’s Share” means the rentable square footage of the Premises divided by the rentable square footage of the Building on the date of calculation, which on the date of this Lease is stipulated to be 4.2%. Tenant’s Share will change during the Term if the rentable square footage of the Premises and/or the Building changes.

(b)Commencing on the first day after the end of the Base Year and continuing thereafter during the Term, Tenant shall pay to Landlord in advance on a monthly basis, payable pursuant to Section 4(c)

below, Tenant’s Share of Project Expenses to the extent Project Expenses exceed Project Expenses for the Base Year, Janitorial Expenses to the extent Janitorial Expenses exceed Janitorial Expenses during the Base Year, and Taxes to the extent Taxes exceed Taxes for the Base Year. Commencing on the Commencement Date, Tenant shall pay to Landlord in advance on a monthly basis, payable pursuant to Section 5(c) below, Tenant’s Share of Snow Expenses to the extent Snow Expenses exceed the Snow Stop. To the extent that any Operating Expenses are incurred by Landlord (or Landlord’s affiliate(s)) for multiple buildings or uses, Landlord shall allocate such Operating Expenses to the Building on a commercially reasonable basis. If Landlord receives a discount in any component of Operating Expenses, for example as a result of Landlord’s election to prepay such expense, Landlord shall have the right to calculate Operating Expenses without such discount.

(c)For each calendar year (or portion thereof) for which Tenant has an obligation to pay any Operating Expenses, Landlord shall send to Tenant a statement of the monthly amount of projected Operating Expenses due from Tenant for such calendar year (“Estimated Operating Expenses”), and Tenant shall pay to Landlord such monthly amount of Estimated Operating Expenses as provided in Section 5(b), without further notice, demand, setoff, deduction, or counterclaim. As soon as administratively available after each calendar year, Landlord shall send to Tenant a reconciliation statement of the actual Operating Expenses for the prior calendar year (“Reconciliation Statement”). If the amount actually paid by Tenant as Estimated Operating Expenses exceeds the amount due per the Reconciliation Statement, Tenant shall receive a credit in an amount equal to the overpayment, which credit shall be applied towards future Rent until fully credited. If the credit exceeds the aggregate future Rent owed by Tenant, and there is no Event of Default, Landlord shall pay the excess amount to Tenant within 30 days after delivery of the Reconciliation Statement. If Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice setting forth the additional amount due, which amount shall be paid in full by Tenant within 30 days after receipt of such invoice.

(d)If, during the Term (including during the Base Year), less than 95% of the rentable area of the Building is or was occupied by tenants, Project Expenses, Project Utility Costs, and Snow Expenses shall be deemed for such year to be an amount equal to the costs that would have been incurred had the occupancy of the Building been at least 95% throughout such year, as reasonably determined by Landlord and taking into account that certain expenses fluctuate with the Building’s occupancy level (e.g., Janitorial Expenses) and certain expenses do not so fluctuate (e.g., landscaping). In addition, if Landlord is not obligated or otherwise does not offer to furnish an item or a service to a particular tenant or portion of the Building (e.g., if a tenant separately contracts with an office cleaning firm to clean such tenant’s premises) and the cost of such item or service would be included in Project Expenses, Project Utility Costs, and/or Snow Expenses, Landlord shall equitably adjust the Project Expenses, Project Utility Costs, or Snow Expenses so the cost of the item or service is shared only by tenants actually receiving such item or service. Landlord may adjust the Base Year to exclude extraordinary fluctuations. If, during the Term (including during the Base Year), the Project is not fully assessed for real estate tax purposes, then the Taxes for the applicable year shall be deemed to be an amount equal to the Taxes that would normally be expected to have been incurred had the Project been fully assessed during such period. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Project Expenses, Project Utility Costs, and Snow Expenses as grossed-up in accordance with the terms of this Lease. Tenant’s obligations under this Section shall survive the Expiration Date.

(e)If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord’s property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager (each, a “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then at Landlord’s direction Tenant shall pay the charge for such service either to Landlord for further payment to the Service Provider or directly to the Service Provider and, in either case: (a) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease; and (b) Tenant’s payment of the Service Provider shall not relieve Landlord from any obligation under this Lease concerning the provisions of such services.

(f)Tenant shall have the right, at its sole cost and expense, to audit or have its appointed accountant audit Landlord’s records related to a Reconciliation Statement provided: (i) Tenant provides notice of its intent to audit such Reconciliation Statement within 3 months after receipt of the Reconciliation Statement; (ii) the audit is performed by Tenant or a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (iii) any such audit may not occur more frequently than once during each 12-month period of the Term, nor apply to any year prior to the year of the then-current Reconciliation Statement being reviewed; (iv) the Base Year may be included in the audit only in the 1st year following the Base Year; (v) the audit is completed within 1 month after the date that Landlord makes all of the necessary and applicable records available to Tenant or Tenant’s auditor; (vi) the contents of Landlord’s records shall be kept confidential by Tenant, its auditor, and its other professional advisors, other than as required by applicable Law; (vii) if Tenant or its auditor determines that an overpayment is due Tenant, Tenant or Tenant’s auditor shall produce a detailed report addressed to both Landlord and Tenant, which report shall be delivered within 15 days after Tenant’s or Tenant’s auditor’s completion of the audit. During completion of Tenant’s audit, Tenant shall nonetheless timely pay all of Tenant’s Share of Operating Expenses without setoff or deduction. If Tenant’s audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute, failing which they shall submit such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in which the Building is located. The decision rendered in such arbitration shall be final, binding, and non-appealable, and any payments to be made in accordance with the arbitrator’s decision shall be made promptly and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Within 30 days after resolution of the dispute, whether by agreement of the parties or a final decision of an arbitrator, Landlord shall pay or credit to Tenant, or Tenant shall pay to Landlord, as the case may be, all unpaid Operating Expenses due and owing.

6.UTILITIES.

(a)Commencing on the Commencement Date, and continuing throughout the Term, Tenant shall pay for utility services as follows without setoff, deduction, or counterclaim: (i) Tenant shall pay directly to the applicable utility service provider for any utilities that are separately metered to the Premises; (ii) Tenant shall pay Landlord as Additional Rent for any utilities that are separately submetered to the Premises based upon Tenant’s submetered usage, as well as for any maintenance and replacement costs associated with such submeters; (iii) Tenant shall pay Landlord as Additional Rent for its proportionate share of any utilities serving the Premises that are not separately metered or submetered based upon its share of the area served by the applicable meter or submeter; and (iv) Tenant shall pay Landlord as Additional Rent for Tenant’s Share of all utilities serving the Project, excluding the costs of utilities that are directly metered or submetered to Building tenants or paid separately by such tenants (“Project Utility Costs”). As of the date hereof, to Landlord’s actual knowledge, but without prejudice to Landlord’s right to make modifications from time to time:

•Electric for the Premises is paid per proportionate share and paid per subsection (iii) above.
•Gas for the Premises is not provided at this time.
•Water/Sewer for the Premises is paid per proportionate share and paid per subsection (iii) above.
•Oil for the Premises is not provided at this time.

Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to install meters, submeters, or other energy-reducing systems in the Premises at any time to measure any or all utilities serving the Premises, the costs of which shall be included in Project Expenses. For those utilities set forth in subsections (ii) – (iv) above, Landlord shall have the right to estimate the utility charge, which estimated amount shall be payable to Landlord within 20 days after receipt of an invoice therefor and may be included along with the invoice for Project Expenses, provided Landlord shall be required to reconcile on an annual basis based on utility invoices received for such period. The cost of utilities payable by Tenant under this Section shall include all applicable taxes and Landlord’s then-current charges for reading the applicable meters, provided Landlord shall have the right to engage a third party to read the submeters, and Tenant shall reimburse Landlord for both the utilities consumed as evidenced by the meters plus the costs for reading the meters within 20 days after receipt of an invoice therefor. Tenant shall pay such rates as Landlord may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the general service rate or other such rate that would apply to Tenant’s consumption if charged by the utility or municipality serving the Building or general area in which the Building is located. If Tenant fails to pay timely any direct-metered utility charges from the applicable utility provider, Landlord shall have the right but not the obligation to pay such charges on Tenant’s behalf and bill Tenant for such costs plus the Administrative Fee (as defined in Section 17), which amount shall be payable to Landlord as Additional Rent within 20 days after receipt of an invoice therefor.

(b)For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf of Tenant, Tenant’s utility consumption data from the applicable utility provider for informational purposes and to enable Landlord to obtain full building Energy Star scoring for the Building. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency; provided however that, except in cases of emergency, Landlord will use commercially reasonable efforts to schedule any shut downs of the Building systems outside Business Hours. Landlord shall not be liable for any interruption in providing any utility that Landlord is obligated to provide under this Lease, unless such interruption or delay: (i) renders the Premises or any material portion thereof untenantable for the normal conduct of Tenant’s business at the Premises, and Tenant has ceased using such untenantable portion, provided Tenant shall first endeavor to use any generator that serves the Premises or of which Tenant has the beneficial use; (ii) results from Landlord’s negligence or willful misconduct; and (iii) extends for a period longer than 7 consecutive days, in which case, Tenant’s obligation to pay Fixed Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the 8th consecutive day after such conditions are met and ending on the earlier of: (A) the date Tenant recommences using the Premises or the applicable portion thereof; or (B) the date on which the service(s) is substantially restored. The rental abatement described above shall be Tenant’s sole remedy in the event of a utility interruption, and Tenant hereby waives any other rights against Landlord in connection therewith. Landlord shall have the right to change the utility providers to the Project at any time. In the event of a casualty or condemnation affecting the Building and/or the Premises, the terms of Sections 14 and 15, respectively, shall control over the provisions of this Section.

(c)If Landlord reasonably determines that: (i) Tenant exceeds the design conditions for the heating, ventilation, and air conditioning (“HVAC”) system serving the Premises, introduces into the Premises equipment that overloads such system, or causes such system to not adequately perform its proper functions; or (ii) the heavy concentration of personnel, motors, machines, or equipment used in the Premises, including telephone and computer equipment, or any other condition in the Premises caused by Tenant (for example, more than one shift per day or 24-hour use of the Premises), adversely affects the temperature or humidity otherwise maintained by such system, then Landlord shall notify Tenant in writing and Tenant shall have 10 days to remedy the situation to Landlord’s reasonable satisfaction. If Tenant fails to timely remedy the situation to Landlord’s reasonable satisfaction, Landlord shall have the right to install one or more supplemental air conditioning units in the Premises with the cost thereof, including the cost of installation, operation and maintenance, being payable by Tenant to Landlord within 30 days after Landlord’s written demand. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system serving the Premises without Landlord’s express prior written consent. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord (including a system for Landlord’s engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical, or other systems or equipment (or adjustments or modifications to the existing Building systems and equipment), and Landlord’s reasonable charges for such amount of excess services or utilities used by Tenant. All supplemental HVAC systems and equipment serving the Premises shall be separately metered to the Premises at Tenant’s cost, and Tenant shall be solely responsible for all electricity registered by, and the maintenance and replacement of, such meters. Landlord has no obligation to keep cool any of Tenant’s information technology equipment that is placed together in one room, on a rack, or in any similar manner (“IT Equipment”), and Tenant waives any claim against Landlord in connection with Tenant’s IT Equipment. Landlord shall have the option to require that the computer room and/or information technology closet in the Premises shall be separately submetered at Tenant’s expense, and Tenant shall pay Landlord for all electricity registered in such submeter. Within 1 month after written request, Tenant shall provide to Landlord electrical load information reasonably requested by Landlord with respect to any computer room and/or information technology closet in the Premises.

7.LANDLORD SERVICES

(a)Landlord shall provide the following to the Premises: (i) HVAC service in the respective seasons during Business Hours; (ii) electricity sufficient for lighting and standard office equipment for comparable buildings in the market in which the Project is located; (iii) water, sewer, and, to the extent applicable to the Building, gas, oil, and steam service; and (iv) cleaning services meeting the minimum specifications set forth in Exhibit D attached hereto. Tenant, at Tenant’s expense, shall make arrangements with the applicable utility companies and public bodies to provide, in Tenant’s name, telephone, cable, and any other utility service not provided by Landlord that Tenant desires at the Premises.

(b)Landlord shall not be obligated to furnish any services, supplies, or utilities other than as set forth in this Lease; provided, however, upon Tenant’s prior request sent in accordance with Section 25(p) below, Landlord may furnish additional services, supplies, or utilities, in which case Tenant shall pay to Landlord, immediately upon demand, Landlord’s then-current charge for such additional services, supplies, or utilities, or Tenant’s pro rata share thereof, if applicable, as reasonably determined by Landlord. Landlord’s current rate for HVAC service outside of Business Hours requested with at least 24 hours’ prior notice (or by noon for weekend service) is $75.00 per hour, per zone, with a two-hour minimum if the service does not commence immediately following the end of a day’s Business Hours.

8.USE; SIGNS; PARKING; COMMON AREAS.

(a)Tenant shall use the Premises for general office use (non-medical) and storage incidental thereto, and for no other purpose (“Permitted Use”). Tenant’s use of the Premises for the Permitted Use shall be subject to all applicable Laws and to all reasonable requirements of the insurers of the Building. Tenant represents and warrants that Tenant’s NAICS Code is set forth in Section 1 hereof.

(b)Landlord, at Landlord’s expense, shall provide the originally named Tenant with Building-standard identification signage on all Building lobby directories and at the main entrance to the Premises. Tenant shall not place, erect, or maintain any signs at the Premises, the Building, or the Project that are visible from outside of the Premises.

(c)Subject to the Building rules and regulations, Tenant shall have the nonexclusive right in common with others to use: (i) the paved driveways and walkways at the Project for vehicular and pedestrian access to the Building; (ii) Common Areas.

(d)Landlord shall have the right in its sole discretion to, from time to time, construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas; provided however that Landlord shall make such repairs in a manner that maintains the character and quality of the Building and the Project.

(e)Subject to Landlord’s security measures and Force Majeure Events (as defined in Section 25(g)), Landlord shall provide Tenant with access to the Building and, if applicable, passenger elevator service for use in common with others for access to and from the Premises 24 hours per day, 7 days per week, except during emergencies. Landlord shall have the right to limit the number of elevators (if any) to be operated during repairs and during non-Business Hours. If applicable, Landlord shall provide Tenant with access to the freight elevator(s) of the Building from time to time following receipt of Tenant’s prior request, and Tenant shall pay Landlord’s then-current charge for use of such freight elevators).

9.TENANT’S ALTERATIONS. Tenant shall not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. All Alterations shall be completed in compliance with all applicable Laws and Landlord’s rules and regulations for construction, and sustainable guidelines and procedures. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration costing less than $20,000.00 and that: (i) is nonstructural; (ii) does not impact any of the Building systems, involve electrical or drywall work, require a building permit, or materially affect the air quality in the Building; and (iii) is not visible from outside of the Premises. Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems and wiring at the Premises, which shall be done in compliance with all applicable Laws and Landlord’s rules and regulations. With respect to all improvements and Alterations made after the date hereof, other than those made by Landlord pursuant to the express provisions of this Lease, Tenant acknowledges that: (A) Tenant is not, under any circumstance, acting as the agent of Landlord; (B) Landlord did not cause or request such Alterations to be made; (C) Landlord has not ratified such work; and (D) Landlord did not authorize such Alterations within the meaning of applicable state statutes. Nothing in this Lease or in any consent to the making of Alterations or improvements shall be deemed or construed in any way as constituting a request by Landlord, express or implied, to any contractor, subcontractor, or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

10.ASSIGNMENT AND SUBLETTING.

(a)Except as expressly permitted pursuant to Section 10(c), neither Tenant nor Tenant’s legal representatives or successors-in-interest by operation of law or otherwise, shall sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of all or any interest in this Lease or the Premises, or permit any person or entity other than Tenant to occupy any portion of the Premises (each of the foregoing are a “Transfer” to a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Transfer undertaken without Landlord’s prior written consent shall constitute an Event of Default and shall, at Landlord’s option, be void and/or terminate this Lease. For purposes of this Lease, a Transfer shall include, without limitation, any assignment by operation of law, and any merger, consolidation, or asset sale involving Tenant, any direct or indirect transfer of control of Tenant, and any transfer of a majority of the ownership interests in Tenant; provided however, that any transfer of a majority interest in Tenant in connection with a financing transaction undertaken with institutional investors who typically invest in life sciences companies shall not be deemed a Transfer. Consent by Landlord to any on Transfer shall be held to apply only to the specific Transfer authorized, and shall not be construed as a waiver of the duty of Tenant, or Tenant’s legal representatives or assigns, to obtain from Landlord consent to any other or subsequent Transfers pursuant to the foregoing, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant.

(b)Without limiting the bases upon which Landlord may withhold its consent to a proposed Transfer, it shall not be unreasonable for Landlord to withhold its consent if Landlord has a reasonable, good faith basis to determine that: (i) with regard to an assignment of this Lease, the proposed Transferee shall have a net worth that is less than Tenant’s net worth immediately prior to the proposed assignment (as determined according to GAAP) so long as Tenant’s net worth immediately prior to the proposed assignment is no less than Tenant’s net worth as of the effective date of this Lease; (ii) the proposed Transferee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) with regard to a proposed sublease, the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing a sublease at a rental or sub-rental rate that is less than the then-fair market rental rate for the portion of the Premises being subleased, or Tenant is proposing to Transfer to an existing tenant of the Building or another property owned by Landlord or Landlord’s affiliate(s), or to another prospect with whom Landlord or Landlord’s affiliate(s) are then Negotiating in the market of which the Building is a part (and for purposes of this subsection (iv), “Negotiating” shall mean that Landlord and the proposed assignee or sublessee have been actively exchanging proposals, counter offers, etc., it being agreed that the submittal of proposals or offers to the proposed assignee or sublessee by Landlord without interest or active negotiations by the proposed assignee or sublessee shall not constitute Negotiations hereunder); (v) the proposed assignee or sublessee would cause any of Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements; or (vi) the nature of such Transferee’s proposed business operation would or might reasonably violate the terms of this Lease or of any other lease for the Building (including any exclusivity provisions), or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

(c)Notwithstanding the foregoing, Tenant shall have the right without the prior consent of Landlord, but after providing prior written notice to Landlord, to make a Transfer to any Affiliate (as defined below), or an entity into which Tenant merges or that acquires substantially all of the assets or stock of Tenant (“Surviving Entity”) (the Surviving Entity or Affiliate are also referred to as a “Permitted Transferee”); provided: (i) Tenant delivers to Landlord the Transfer Information (as defined below); (ii) the Permitted Transferee shall have a tangible net worth at least equal to the greater of the net worth of Tenant on the date of this Lease or on the date of such Transfer; (iii) the originally named Tenant shall not be released or discharged from any liability under this Lease by reason of such Transfer; (iv) the use of the Premises shall not change; and (v) if the Transfer is to an Affiliate, such Transferee shall remain an Affiliate throughout the Term and if such Transferee shall cease being an Affiliate, Tenant shall notify Landlord in writing of such change. An “Affiliate” means a corporation, limited liability company, partnership, or other registered entity, 50% or more of whose equity interest is owned by the same persons or entities owning 50% or more of Tenant’s equity interests, a subsidiary, or a parent corporation.

(d)If at any time during the Term, Tenant desires to complete a Transfer other than pursuant to Section 10(c), Tenant shall give written notice to Landlord of such desire together with the Transfer Information. If: (i) Tenant desires to assign this Lease or to sublease the entire Premises, Landlord shall have the right to accelerate the Expiration Date so that the Expiration Date shall be the date on which the proposed assignment or sublease would be effective; or (ii) Tenant desires to sublease more than 50% of the Premises other than to an Affiliate, Landlord shall have the right to accelerate the Expiration Date with respect to the portion of the Premises that Tenant proposes to sublease (and in each case, a pro rata portion of Tenant’s parking rights shall also expire on such accelerated Expiration Date). If Landlord elects to accelerate the Expiration Date pursuant to this paragraph, Tenant shall have the right to rescind its request for Landlord’s consent to the proposed assignment or sublease by giving written notice of such rescission to Landlord within 10 days after Tenant’s receipt of Landlord’s acceleration election notice. If Tenant does not so rescind its request: (A) Tenant shall deliver the Premises or the applicable portion thereof to Landlord in the same condition as Tenant is, by the terms of this Lease, required to deliver the Premises to Landlord upon the Expiration Date; and (B) Fixed Rent and Tenant’s Share shall be reduced on a per rentable square foot basis for the area of the Premises that Tenant no longer leases. If Landlord elects to accelerate the Expiration Date for less than the entire Premises, the cost of erecting any demising walls, entrances, and entrance corridors, and any other improvements required in connection therewith shall be performed by Landlord, with the cost thereof being divided evenly between Landlord and Tenant.

(e)The “Transfer Information” means the following information: (i) a copy of the fully executed assignment and assumption agreement, or sublease agreement, as applicable (with respect to a Permitted Transfer, such agreement to be delivered to Landlord within 10 business days after the transaction closes and with respect to all other Transfers, such agreement shall be provided in draft form and shall not be executed until Landlord’s consent has been given); (ii) a copy of the then-current financials of the Transferee (either audited or certified by the chief financial officer or secretary of the Transferee); (iii) a copy of the formation certificate and good standing certificate of the Transferee; and (iv) such other reasonably requested information by Landlord needed to confirm or determine Tenant’s compliance with the terms and conditions of this Section. Landlord shall keep confidential and maintain the secrecy of all Transfer Information and shall not use such Transfer Information for any purpose other than those contemplated in this Section 10.

(f)Any sums or other economic consideration received by Tenant as a result of any Transfer (except rental or other payments received that are attributable to the amortization of the cost of leasehold improvements made to the transferred portion of the Premises by Tenant for the Transferee, and other reasonable expenses incident to the Transfer, including standard leasing commissions and legal fees) whether denominated rentals under the sublease or otherwise, that exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such Transfer) shall be divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rent without affecting or reducing any other obligation of Tenant hereunder.

(g)Regardless of Landlord’s consent to a proposed Transfer, no Transfer shall release Tenant from Tenant’s obligations or alter Tenant’s primary liability to fully and timely pay all Rent due from time to time under this Lease and to fully and timely perform all of Tenant’s other obligations under this Lease, and the originally named Tenant and all assignees shall be jointly and severally liable for all Tenant obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. If a Transferee defaults in the performance of any of the terms of this Lease, Landlord may proceed directly against the originally named Tenant without the necessity of exhausting remedies against such Transferee. If there has been a Transfer and an Event of Default occurs, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section, an acceptance of such Transferee as tenant hereunder or a release of Tenant from further performance of the covenants herein contained.

11.REPAIRS AND MAINTENANCE.

(a)Except with respect to Landlord Repairs (as defined below), Tenant, at Tenant’s expense, shall keep and maintain the Premises in good order and condition including promptly making all repairs necessary to keep and maintain such in good order and condition. When used in this Lease, “repairs” shall include repairs and any reasonably necessary replacements. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or advising Landlord of Tenant’s desire to have Landlord make such repairs, in which case Tenant shall pay to Landlord for such repairs at Landlord’s then-standard rate. To the extent that Tenant requests that Landlord make any other repairs that are Tenant’s obligation to make under this Lease, Landlord may elect to make such repairs on Tenant’s behalf, at Tenant’s expense, and Tenant shall pay to Landlord such expense along with the Administrative Fee. If Tenant has been in default under this Lease, Landlord may elect to require that Tenant prepay the amount of such repair. All repairs made by Landlord or Tenant shall utilize materials and equipment that are at least equal in quality, number, and usefulness to those originally used in constructing the Building and the Premises. If either Tenant or Landlord (at Tenant’s request) installs and/or operates HVAC equipment (“Tenant’s Supplemental HVAC”) and/or any Alteration, Tenant, at Tenant’s expense, shall maintain Tenant’s Supplemental HVAC and/or Alteration in a clean and safe manner and in proper operating condition throughout the Term and, with respect to Tenant’s Supplemental HVAC, under a service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, including inspection and maintenance on at least a semiannual basis, and provide Landlord with a copy thereof. Within 5 days after Landlord’s request, Tenant shall provide Landlord with evidence that such contract is in place. All repairs to the Building and/or the Project made necessary by reason of the installation, maintenance, and operation of Tenant’s Supplemental HVAC and Alterations shall be Tenant’s expense. In the event of an emergency, such as a burst waterline or act of God, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) without giving Tenant prior notice, but in such case Landlord shall provide notice to Tenant as soon as practicable thereafter, and Landlord shall take commercially reasonable steps to minimize the costs incurred.

(b)Landlord, at Landlord’s expense (except to the extent such expenses are includable in Project Expenses), shall make all necessary repairs to: (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC, plumbing, elevators (if any), electric, fire protection and fire alert systems within the Building core from the core to the point of connection for service to the Premises, but specifically excluding Tenant’s Supplemental HVAC and Alterations; (iv) the Building exterior; and (v) the Common Areas (collectively, “Landlord Repairs”). Any provision of this Lease to the contrary notwithstanding, any repairs to the Project or any portion thereof made necessary by the negligent or willful act or omission of Tenant or any employee, agent, subtenant, contractor or invitee of Tenant shall be made at Tenant’s expense, subject to the waivers set forth in Section 12(c).

(c)The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall use commercially reasonable efforts to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable. Landlord shall use commercially reasonable efforts to operate and maintain the Common Areas of the Building to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable, the costs of which shall be included in Project Expenses (except to the extent otherwise not permitted).

12.INSURANCE; SUBROGATION RIGHTS.

(a)Tenant, at Tenant’s expense, shall obtain and keep in force at all times as of the Commencement Date (or Tenant’s earlier accessing of the Premises) commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $2,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time reasonably require in light of the activities conducted on the Premises. Tenant shall, at its sole cost and expense, maintain in full force and effect a policy of “special form” property insurance on Tenant’s Property for full replacement value and with coinsurance waived. “Tenant’s Property” shall mean Tenant’s trade fixtures, equipment, personal property, and Specialty Alterations (as defined in Section 18(b)). Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to Tenant’s Property, regardless of the cause of the loss or damage. Tenant shall require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. No liability insurance required hereunder shall be subject to cancellation or modification without at least 30 days’ prior notice to all insureds, and shall name Tenant as insured, and Landlord, Landlord’s property manager, and Brandywine Realty Trust as additional insureds, and, if requested in writing by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage that may be or become a lien upon any part of the Premises. Prior to the Commencement Date, Tenant shall provide Landlord with certificates that evidence that all insurance coverages required under this Lease are in place for the policy periods. Tenant shall also furnish to Landlord and/or Landlord’s designated agent throughout the Term replacement certificates at least 30 days prior to the expiration dates of the then-current policy or policies or, upon request by Landlord and/or its agent from time to time, sufficient information to evidence that the insurance required under this Section is in full force and effect. All insurance required under this Lease shall be issued by an insurance company that has been in business for at least 5 years, is authorized to do business in the State, and has a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports. The limits of any such required insurance shall not in any way limit Tenant’s liability under this Lease or otherwise. If Tenant fails to maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense, which expense shall be reimbursed by Tenant as Additional Rent within 10 days after written demand. Any deductible under such insurance policy in excess of $25,000 shall be approved by Landlord in writing prior to the issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent.

(b)Landlord shall obtain and maintain the following insurance during the Term: (i) replacement cost insurance including “special form” property insurance on the Building, including without limitation leasehold improvements (exclusive of Tenant’s Property); (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by Landlord or any Mortgagee (as defined in Section 16); and (iii) such other insurance as reasonably required by Landlord or any Mortgagee.

(c) Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Project or any portion thereof and personal property, fixtures, and equipment located therein, wherein the insurer waives subrogation and consents to a waiver of right of recovery pursuant to the terms of this paragraph. Both Landlord and Tenant agree to immediately give each insurance company which has issued to it policies of property insurance written notice of the terms of such mutual waivers and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation thereof by reason of such waivers, and shall furnish to the other party written evidence of such foregoing endorsements or that such endorsement is not required. Landlord and Tenant hereby waive, and agree not to make, any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from conditions to the extent of proceeds received after application of any commercially reasonable deductible (or would have been received if the party had obtained and maintained the insurance it was required to carry under this Lease or if Tenant did not elect to self-insure) by the property insurance that was required to be carried by that party under the terms of this Lease.

13.INDEMNIFICATION.

(a)Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord, Landlord’s property manager, and Brandywine Realty Trust and each of Landlord’s directors, officers, members, partners, trustees, employees, and agents (collectively, the “Landlord Indemnitees”) from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising from: (i) Tenant’s breach of this Lease; (ii) any negligence or willful act of Tenant, any Tenant Indemnitees (as defined below), or any of Tenant’s invitees, subtenants, or contractors; and (iii) any acts or omissions occurring at, or the condition, use or operation of, the Premises, except to the extent arising from Landlord’s negligence or willful misconduct. If Tenant fails to promptly defend a Landlord Indemnitee following written demand by the Landlord Indemnitee, the Landlord Indemnitee shall defend the same at Tenant’s expense, by retaining or employing counsel reasonably satisfactory to such Landlord Indemnitee.

(b)Subject to Section 12(c), Landlord shall defend, indemnify, and hold harmless Tenant and each of Tenant’s directors, officers, members, partners, trustees, employees, and agents (collectively, the “Tenant Indemnitees”) from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising from: (i) Landlord’s breach of this Lease; and (ii) any negligence or willful misconduct of Landlord or any Landlord Indemnitees. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the Tenant Indemnitee shall defend the same at Landlord’s expense, by retaining or employing counsel reasonably satisfactory to such Tenant Indemnitee.

(c)Landlord’s and Tenant’s obligations under this Section shall not be limited by the amount or types of insurance maintained or required to be maintained under this Lease. The provisions of this Section shall survive the Expiration Date.

14.CASUALTY DAMAGE. If there occurs any casualty to the Project (other than to the Premises) and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Project to substantially its pre-casualty condition; or (ii) more than 30% of the total area of the Building is damaged, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to Tenant within 60 days after such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to Tenant. If there occurs any casualty to the Premises and: (i) in Landlord’s reasonable judgment, the repair and restoration work would require more than 180 consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (ii) the casualty occurs during the last 12 months of the Term, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within 60 days after the date of such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party, but in no event shall the termination date be after the last day of the Term. Notwithstanding the foregoing, if the casualty was caused by the act or omission of Tenant or any of Tenant’s agents, employees, invitees, assignees, subtenants, licensees or contractors, Tenant shall have no right to terminate this Lease due to the casualty. If there occurs any casualty to the Premises and neither party terminates this Lease, then notwithstanding anything to the contrary in this Lease, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use the Premises or an applicable portion thereof as a result of such casualty. Tenant shall have no right to terminate this Lease as a result of any damage or destruction of the Premises, except as expressly provided in this Section. The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

15.CONDEMNATION. If a taking renders 30% or more of the Premises reasonably unsuitable for the Permitted Use, this Lease shall, at either party’s option, terminate as of the date title to condemned real estate vests in the condemnor, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to such date, all Rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability for any unaccrued obligations hereunder. If this Lease is not terminated after a condemnation, then notwithstanding anything to the contrary in this Lease, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

16.SUBORDINATION; ESTOPPEL CERTIFICATE.

(a)This Lease shall be subordinate to the lien of any deeds of trust or mortgages now or hereafter placed upon the Project or any portion thereof (a “Mortgage”) without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall execute and deliver to Landlord within 10 days after written demand such further instrument evidencing such subordination and agreement to attorn as shall be reasonably required by any Mortgagee. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder (“Mortgagee”) of any Mortgage of whose name and address Tenant has been given written notice, notice by overnight mail of any such default that Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy because of any default by Landlord without having given such notice to the Mortgagee as aforesaid and, if Landlord fails to cure such default, the Mortgagee shall have the right to cure such default within 45 days after Mortgagee’s receipt of such default notice from Tenant. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and in that event the Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage.

(b)Each party shall at any time and from time to time, within 10 days after the other party’s written request, execute and deliver to the other party a written instrument in recordable form certifying all reasonably requested information pertaining to this Lease.

17.DEFAULT AND REMEDIES.

(a)An “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder if: (i) Tenant fails to pay any Rent when due and such failure continues for more than 5 business days after Landlord has given Tenant written notice of such failure; provided, however, in no event shall Landlord have any obligation to give Tenant more than 2 such notices in any 12-month period, after which there shall be an Event of Default if Tenant fails to pay any Rent when due, regardless of Tenant’s receipt of notice of such non-payment; (ii) Tenant fails to bond over a mechanic’s or materialmen’s lien within 10 days after Landlord’s demand; (iii) there is any assignment or subletting (regardless of whether the same might be void under this Lease) in violation of the terms of this Lease; (iv) the occurrence of any default beyond any applicable notice and/or cure period under any guaranty executed in connection with this Lease; (v) Tenant fails to deliver any Landlord-requested estoppel certificate or subordination agreement within 7 business days after receipt of notice that such document was not received within the time period required under this Lease; (vi) Tenant ceases to use the Premises for the Permitted Use or removes substantially all of its furniture, equipment and personal property from the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied; or (vii) Tenant fails to observe or perform any of Tenant’s other agreements or obligations under this Lease and such failure continues for more than 30 days after Landlord gives Tenant written notice of such failure, or the expiration of such additional time period as is reasonably necessary to cure such failure (not to exceed 60 days), provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such failure.

(b)Upon the occurrence of an Event of Default, Landlord shall have the right, at Landlord’s option, to elect to do any one or more of the following:

(i)Landlord shall have the right to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and Tenant shall pay Landlord upon demand for all losses and damages that Landlord suffers or incurs by reason of such termination, including damages in an amount equal to the total of: (A) the costs of repossessing the Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus the Administrative Fee; (B) the unpaid Rent earned as of the date of termination; (C) all Rent for the period that would otherwise have constituted the remainder of the Term, discounted to present value at a rate of 2% per annum; and (D) all other sums of money and damages owing by Tenant to Landlord;

(ii)Landlord shall have the right to enter upon and take possession of the Premises without terminating this Lease (but terminating Tenant’s right of possession, if Landlord so elects) and without being liable to prosecution or any claim for damages therefor and to relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand Landlord’s out-of-pocket costs of repossession, renovating, repairing, and altering the Premises for a new tenant or tenants, plus the Administrative Fee and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord’s failure to relet the Premises shall not release or affect Tenant’s liability for Rent or for damages;

(iii)Landlord shall have the right to enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any out-of-pocket costs which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; and/or

(iv)Landlord shall have the right to cure any default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including attorneys’ fees and other legal expenses, plus the Administrative Fee. The “Administrative Fee” means 15% of the costs incurred by Landlord in curing Tenant’s default or performing Tenant’s obligations hereunder.

(c)Upon the occurrence of an Event of Default, Tenant shall be liable to Landlord for: (i) all Fixed Rent and Additional Rent accrued and unpaid; (ii) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s property; (iii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the Expiration Date; (iv) the costs of reletting commissions; (v) all legal fees and court costs incurred by Landlord in connection with the Event of Default; and (vi) the unamortized portion (as reasonably determined by Landlord) of brokerage commissions and consulting fees incurred by Landlord, and tenant concessions including free rent given by Landlord, in connection with this Lease. Upon the occurrence of an Event of Default, the Abatement Period shall immediately become void, and the monthly Fixed Rent due for the Abatement Period shall equal the amount of Fixed Rent due immediately following the Fixed Rent Start Date.

(d)Any amount payable by Tenant under this Lease that is not paid when due shall bear interest at the rate of 1% per month until paid by Tenant to Landlord.

(e)Neither any delay or forbearance by Landlord in exercising any right or remedy hereunder nor Landlord’s undertaking or performing any act that Landlord is not expressly required to undertake under this Lease shall be construed to be a waiver of Landlord’s rights or to represent any agreement by Landlord to thereafter undertake or perform such act. Landlord’s waiver of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or Landlord’s failure to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

(f)The rights granted to Landlord in this Section shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease.

(g)No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

(h)Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that 5 days’ notice shall be sufficient in any case where a longer period may be statutorily specified.

(i)In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(1)WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT; PROVIDED HOWER, THAT BEFORE HAVING THE RIGHT TO TAKE THE FOREGOING ACTIONS ON TENANT’S BEHALF, LANDLORD SHALL FIRST PROVIDE TENANT WITH AN ADDITIONAL WRITTEN NOTICE AND TEN (10) DAYS’ OPPORTUNITY TO CURE ANY SUCH DEFAULT WHICH SHALL BE DETAILED WITH REASONABLE SPECIFICITY IN SUCH NOTICE AND WHICH SUCH NOTICE SHALL BE ACCOMPANIED BY COPIES OF ALL DOCUMENTS TO BE FILED BY LANDLORD ON BEHALF OF TENANT HEREUNDER, WHEREUPON, FOLLOWING THE PROVISION OF SUCH NOTICE AND THE EXPIRATION OF THE CURE PERIOD WITHOUT ANY CURE BEING EFFECTED BY TENANT, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE

ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(2)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

/s/ DWP (TENANT’S INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

18.SURRENDER; HOLDOVER.

(a)No later than upon the Expiration Date or earlier termination of Tenant’s right to possession of the Premises (such earlier date, the “Surrender Date”), Tenant shall vacate and surrender the Premises to Landlord in good order and condition, vacant, broom clean, and in conformity with the applicable provisions of this Lease, including without limitation Sections 9 and 11. Tenant shall have no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure shall be deemed an Event of Default and Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord shall be 150% for the first month and 200% thereafter of the Rent that would otherwise be due under this Lease, without prorating for any partial month of holdover, and except that any provisions in this Lease that limit the amount or defer the payment of Additional Rent shall be null and void. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the Surrender Date shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result of such holdover. The provisions of this Section shall not constitute a waiver by Landlord of any right of reentry as set forth in this Lease; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. No option to extend this Lease shall have been deemed to have occurred by Tenant’s holdover, and any and all options to extend this Lease or expand the Premises shall be deemed terminated and of no further effect as of the first date that Tenant holds over. In addition, if Tenant fails to vacate and surrender the Premises as herein required within the thirty (30) day period following the expiration or termination of this Lease, Tenant shall thereafter be obligated to indemnify, defend and hold harmless Landlord from all costs, losses, expenses or liabilities incurred as a result of such failure, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and reasonable attorneys’ fees. Tenant’s obligation to pay Rent and to perform all other Lease obligations for the period up to and including the Surrender Date, and the provisions of this Section, shall survive the Expiration Date. In no way shall the remedies to Landlord set forth above be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover.

(b)Prior to the Expiration Date or sooner termination of Tenant’s right to possession of the Premises, Tenant, at Tenant’s expense, shall remove from the Premises Tenant’s Property and all telephone, security, and communication equipment system wiring and cabling, and restore in a good and workmanlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be restored as aforesaid as reasonably determined by Landlord. The foregoing notwithstanding, Tenant shall not be required to remove a Specialty Alteration if at the time Tenant requests Landlord’s consent to such Specialty Alteration, Tenant provides Landlord with written notification that Tenant desires to not be required to remove such Specialty Alteration and Landlord consents in writing to Tenant’s non-removal request. A “Specialty Alteration” means an Alteration that: (i) Landlord required to be removed in connection with Landlord’s consent to making such Alteration; or (ii) are not normal and customary leasehold improvements typically found in comparable office space at comparable class A office buildings in the market in which the Project is located, such as kitchens (other than a pantry installed for the use of Tenant’s employees only), executive restrooms, computer room installations, supplemental HVAC equipment and components, safes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, non-Building standard life safety systems, security systems, specialty door locksets (such as cipher locks) or lighting, and any demising improvements done by or on behalf of Tenant after the Commencement Date. If Tenant fails to remove any of Tenant’s Property, wiring, or cabling as required herein, the same shall be deemed abandoned and Landlord, at Tenant’s expense, may remove and dispose of same and repair and restore any damage caused thereby, or, at Landlord’s election, such Tenant’s Property, wiring, and cabling shall become Landlord’s property. Tenant shall not remove any Alteration (other than Specialty Alterations) from the Premises without the prior written consent of Landlord.

19.RULES AND REGULATIONS. Tenant covenants that Tenant and its employees, agents, invitees, subtenants, and licensees shall comply with the rules and regulations set forth on Exhibit E attached hereto. Landlord shall have the right to rescind any of the rules and regulations and to make such other and further written rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operation thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which when delivered to Tenant shall be binding upon Tenant in a like manner as if originally prescribed as of the date such revised rules and regulations are provided to Tenant in writing. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any rule or regulation, and Landlord’s failure or refusal to enforce any rule or regulation against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce rules or regulations, Landlord shall endeavor to enforce same equally. Landlord shall not have any liability to Tenant for any failure of any other tenants to comply with any of the rules and regulations.

20.GOVERNMENTAL REGULATIONS.

(a)Tenant shall not use, generate, manufacture, refine, transport, treat, store, handle, dispose, bring, or otherwise cause to be brought or permit any of its agents, employees, subtenants, contractors, or invitees to bring, in, on, or about any part of the Project, any hazardous waste, solid waste, hazardous substance, toxic substance, petroleum product or derivative, asbestos, polychlorinated biphenyl, hazardous material, pollutant, contaminant, or similar material or substance as defined by the Comprehensive Environmental Response Compensation and Liability Act , 42 U.S.C. Sections 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (CERCLA), or now or hereafter defined or regulated as such by any other Law (“Hazardous Material”). Notwithstanding the foregoing, Tenant shall be permitted to bring onto the Premises office cleaning supplies and products normally found in modern offices provided Tenant only brings a reasonable quantity of such supplies and products onto the Premises and Tenant shall at all times comply with all Laws pertaining to the storage, handling, use, and application of such supplies and products, and all Laws pertaining to the communication to employees and other third parties of any hazards associated with such supplies and products. Tenant shall not install any underground or above ground tanks on the Premises. Tenant shall not cause or permit to exist any release, spillage, emission, or discharge of any Hazardous Material on or about the Premises (“Release”). In the event of a Release, Tenant shall immediately notify Landlord both orally and in writing, report such Release to the relevant government agencies as required by applicable Law, and promptly remove the Hazardous Material and otherwise investigate and remediate the Release in accordance with applicable Law and to the satisfaction of Landlord. Landlord shall have the right, but not the obligation, to enter upon the Premises to investigate and/or remediate the Release in lieu of Tenant, and Tenant shall reimburse Landlord as Additional Rent for the costs of such remediation and investigation. Tenant shall promptly notify Landlord if Tenant acquires knowledge of the presence of any Hazardous Material on or about the Premises, except as Tenant is permitted to bring onto the Premises under this Lease. Landlord shall have the right to inspect and assess the Premises for the purpose of determining whether Tenant is handling any Hazardous Material in violation of this Lease or applicable Law, or to ascertain the presence of any Release. This subsection shall survive the Expiration Date.

(b)Tenant shall, and shall cause its employees, agents, contractors, licensees, subtenants, and assignees to, use the Premises in compliance with all applicable Laws. Tenant shall, at its sole cost and expense, promptly comply with each and all of such Laws, except in the case of required structural changes not triggered by Tenant’s particular use or manner of use or change in use of the Premises, or Tenant’s alterations, additions, or improvements therein. Without limiting the generality of the foregoing, Tenant shall: (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including, but not limited to, state and local business licenses, and permits; and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents, and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions, and similar charges that are or may be assessed, levied, or imposed upon Tenant. Tenant shall also comply with all applicable Laws that do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial, governmental or regulatory action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant.

(c)Notwithstanding anything to the contrary in this Section, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Project into compliance with Laws as a result of: (i) Tenant’s particular use or alteration of the Premises; (ii) Tenant’s change in the use of the Premises; (iii) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (iv) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (v) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs of bringing the Premises and/or Project into compliance with Laws, whether such costs are related to structural or nonstructural elements of the Premises or Project.

(d)Except to the extent Tenant shall comply as set forth above, during the Term, Landlord shall comply with all applicable Laws regarding the Project (including the Premises), including without limitation compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations as to the design and construction of the Common Areas.

21.NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (e.g., Federal Express, UPS, and USPS) with evidence of receipt required for delivery; (iii) forwarded by registered or certified mail, return receipt requested, postage prepaid; or (iv) emailed with evidence of receipt; in all such cases addressed to the parties at the addresses set forth below, except that prior to the Commencement Date, notices to Tenant may be sent instead to the attention of any employee or attorney of Tenant with whom Landlord negotiated this Lease. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party shall have the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party shall, if requested, within 10 days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord. Notwithstanding the foregoing: (a) any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, notice of maintenance activities or Landlord access, changes in rules and regulations, etc.) may be given by written notice left at the Premises or delivered by regular mail, facsimile, or electronic means (such as email) to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies; and (b) invoices, notices of change in billing or notice address, and statements of estimated or reconciliation of Operating Expenses and/or utilities, may be sent by regular mail or electronic means (such as email) to Tenant’s billing contact.

If to Tenant: Paratek Pharmaceuticals Attn: Office Manager 1000 First Avenue, Suite 400 King of Prussia, PA 19406 Phone:_________________ Email for billing contact:_________________
and to Landlord: Brandywine Operating Partnership, L.P. Attn: Jeff DeVuono 555 East Lancaster Ave., Suite 100 Radnor, PA 19087 Phone: 610-325-5600 Email: jeff.devuono@bdnreit.com	with a copy to: Email: Legal.Notices@bdnreit.com
22.BROKERS. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Broker. Each party shall indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising from any misrepresentation or breach of warranty under this Section. Landlord shall pay Broker a commission in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Broker. This Section shall survive the Expiration Date.

23.LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building, and upon termination of that ownership, Tenant, except as to any obligations that are then due and owing, shall look solely to Landlord’s successor-in-interest in ownership of the Building for the satisfaction of each and every obligation of Landlord hereunder. Upon request and without charge, Tenant shall attorn to any successor to Landlord’s interest in this Lease and, at the option of any Mortgagees, to such Mortgagees. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building and/or the proceeds therefrom for the satisfaction of any claim, remedy or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Project, this Lease, or anything related to either, including without limitation as a result of the breach of any Section of this Lease by Landlord. In addition, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof or the relationship between the parties, against any past, present or future Landlord Indemnitee (other than Landlord), whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the Landlord Indemnitees (other than Landlord).

24.RELOCATION. Landlord, at its sole expense, on at least 120 days’ prior written notice to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size and decor in the Building or in the Complex. In the event of any such relocation, Landlord shall pay all the expenses: (a) of preparing and decorating the new premises so that they will be substantially similar to the Premises; (b) of moving Tenant’s furniture and equipment to the new premises (including Tenant’s data and communication wiring and cabling); and (c) that Tenant actually and reasonably incurs out-of-pocket (and which Tenant can document with written records) in connection with Tenant notifying its clients of such relocation, obtaining new letterhead and business cards, and other incidental expenses related directly to Tenant’s relocation. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion. Upon the effective date of the relocation: (i) the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the new premises shall, for all purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent (at the same rate per rentable square foot), shall continue in full force and effect and shall apply to the new premises; and (ii) Tenant shall move into the new premises. Notwithstanding anything to the contrary, Tenant shall have the right to terminate the Lease by written notice to Landlord not more than ten (10) days after Tenant’s receipt of Landlord’s relocation notice and, in such event, the Lease shall terminate on the date that is sixty (60) days after Landlord’s receipt of Tenant’s termination notice unless Landlord revokes its relocation notice within ten (10) days from receipt of Tenant’s termination notice.

25.GENERAL PROVISIONS.

(a)Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, including the payment of Rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone claiming by through or under Landlord, under and subject to the terms and conditions of this Lease.

(b)Subject to the terms and provisions of Section 10, the respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns.

(c)This Lease shall be governed in accordance with the Laws of the State, without regard to choice of law principles. Landlord and Tenant hereby consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Project is located.

(d)In connection with any litigation or arbitration arising out of this Lease, Landlord or Tenant, whichever is the prevailing party as determined by the trier of fact in such litigation, shall be entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees. If Landlord is compelled to engage the services of outside attorneys (but not in-house counsel) to enforce the provisions of this Lease, to the extent that Landlord incurs any cost or expense in connection with such enforcement, the sum or sums so paid or billed to Landlord, together with all interest, costs and disbursements, shall be due from Tenant immediately upon receipt of an invoice therefor following the occurrence of such expenses. If, in the context of a bankruptcy case, Landlord is compelled at any time to incur any expense, including attorneys’ fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the trustee or by Tenant, as debtor-in-possession, then the sum so paid by Landlord shall be awarded to Landlord by the Bankruptcy Court and shall be immediately due and payable by the trustee or by Tenant’s bankruptcy estate to Landlord in accordance with the terms of the order of the Bankruptcy Court.

(e)This Lease, which by this reference incorporates all exhibits, riders, schedules, and other attachments hereto, supersedes all prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all of the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

(f)TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS.

(g)Except for the payment of Rent, each party hereto shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of its obligations when prevented from so doing by a cause beyond such party’s reasonable control, including, without limitation, strikes or other labor disputes, orders or regulations of any federal, state, county or municipal authority, embargoes, non-issuance of a governmental permit, fire or other casualty (or reasonable delays in the adjustment of insurance claims), acts of terrorism or war, inability to obtain any materials or services, or acts of God (each, a “Force Majeure Event”). No such inability or delay due to a Force Majeure Event shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise.

(h)Excepting payments of Fixed Rent, Operating Expenses, and utilities (which are to be paid as set forth in Sections 4, 5 and 6) and unless a specific time is otherwise set forth in this Lease for any Tenant payments, all amounts due from Tenant to Landlord shall be paid by Tenant to Landlord within 30 days after receipt of an invoice therefor. Tenant shall pay to Landlord all sales, use, transaction privilege, gross receipts, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

(i)Unless Tenant’s financials are publicly available online at no cost to Landlord, within 10 days after written request by Landlord (but not more than once during any 12-month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position, or in the event of a sale, financing, or refinancing by Landlord of all or any portion of the Project), Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee or purchaser, reasonably requested financial information. In connection therewith and upon Tenant’s request, Landlord and Tenant shall execute a mutually acceptable confidentiality agreement which shall be based, in the first instance, on Landlord’s form therefor.

(j)Tenant represents and warrants to Landlord that: (i) Tenant was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the State; and (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so.

(k)Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall defend, indemnify and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the Expiration Date.

(l)If required by law or statute or the rules of any stock exchange to which such party is subject, either Landlord or Tenant shall have the right, without further notice to Tenant, to include general information relating to this Lease, including Tenant’s name, the Building and the square footage of the Premises in press releases relating to Landlord’s and Landlord’s affiliates’ leasing activity. Information relating to rates shall not be released without the other party’s prior written consent. The parties acknowledge that the transaction described in this Lease and the terms hereof are of a confidential nature and shall not be disclosed except to such party’s employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants and assignees (collectively, “Permitted Parties”), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under law or under rules and regulations of the Securities and Exchange Commission or the rules of any stock exchange to which such party is subject. Neither party may make any public disclosure of the specific terms of this Lease, except as required by law or as otherwise provided in this paragraph. In connection with the negotiation of this Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicate or use such information, except by Permitted Parties.

(m)Neither Tenant, nor anyone acting through, under, or on behalf of Tenant, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto.

(n)Tenant shall not claim any money damages by way of setoff, counterclaim, or defense, based on any claim that Landlord unreasonably withheld its consent, in which case Tenant’s sole and exclusive remedy shall be an action for specific performance, injunction, or declaratory judgment.

(o)All requests made to Landlord to perform repairs or furnish services, supplies, utilities, or freight elevator usage (if applicable), shall be made online to the extent available (currently such requests shall be made via http://etenants.com/, as the same may be modified by Landlord from time to time) otherwise via email or written communication to Landlord’s property manager for the Building. Whenever Tenant requests Landlord to take any action not required of Landlord under this Lease or give any consent required or permitted to be given by Landlord under this Lease (for example, a request for a Transfer consent, a consent to an Alteration, or a subordination of Landlord’s lien), Tenant shall pay to Landlord for Landlord’s administrative and/or professional costs in connection with each such action or consent, the greater of: (i) $1,500; or (ii) Landlord’s reasonable, out-of-pocket costs incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable attorneys’, engineers’ and/or architects’ fees (as applicable), plus the Administrative Fee. The foregoing amount shall be paid by Tenant to Landlord within 30 days after Landlord’s delivery to Tenant of an invoice for such amount. Tenant shall pay such amount without regard to whether Landlord takes the requested action or gives the requested consent.

(p)Tenant acknowledges and agrees that Landlord shall not be considered a “business associate” for any purpose under the Health Insurance Portability and Accountability Act of 1996 and all related implementing regulations and guidance.

(q)Tenant shall cause any work performed on behalf of Tenant to be performed by contractors who work in harmony, and shall not interfere, with any labor employed by Landlord or Landlord’s contractors.

(r)This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. Upon Tenant’s receipt of two executed original counterparts of this Lease from Landlord, Tenant shall provide Landlord with one, fully executed original of this Lease. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted and/or produced electronically shall be deemed to be their original signature for all purposes.

(s)Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

(t)If more than one person executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant.

(u)TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE BUILDING, ANY CLAIM OR INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO.

26.EXTENSION OPTION.

(a)Provided no Event of Default then exists, Tenant is the originally named Tenant, and Tenant is not subleasing all or any portion of the Premises, Tenant shall have the right to extend the Term (“Extension Option”) for 5 years beyond the end of the Initial Term (“Extension Term”) by delivering Tenant’s written extension election notice to Landlord no later than 12 months prior to the expiration of the Initial Term, with time being of the essence. The terms and conditions of this Lease during the Extension Term shall remain unchanged except Tenant shall only be entitled to the one Extension Term provided above, the annual Fixed Rent for the Extension Term shall be the Extension Rent (as defined below), the Expiration Date shall be the last day of the Extension Term, Landlord shall have no obligation to perform any tenant improvements to the Premises or provide any tenant improvement allowance to Tenant. Upon Tenant’s delivery of its written extension election notice, Tenant may not thereafter revoke its exercise of the Extension Option. Notwithstanding anything to the contrary in this Lease, Tenant shall have no right to extend the Term other than or beyond the one, 5-year Extension Term described in this paragraph.

(b)“Extension Rent” means 95% of the fair market extension term base rent for space comparable to the Premises in comparable buildings in the market in which the Project is located. In determining the Extension Rent, Landlord, Tenant and any broker shall take into account all relevant factors including, without limitation, prevailing market allowances and concessions for renewing tenants, space measurement methods and loss factors, the lease term, the size of the space, the location of the building(s), parking charges, the amenities offered at the building(s), the age of the building(s), and whether Project Expenses and other pass-through expenses are on a triple net, base year, expense stop or other basis. In lieu of directly providing any prevailing market allowances and/or concessions, Landlord may elect to reduce the Extension Rent by the economic equivalent thereof to reflect the fact that such allowances and concessions were not provided directly to Tenant. During the Extension Term, Tenant shall not be entitled to any tenant improvement allowances, free rent periods or other economic concessions (if any) that Tenant was entitled to during the Initial Term of this Lease, except to the extent such items are indirectly incorporated into the Extension Rent as set forth in this Section. When the Extension Rent is being determined for the first year of the Extension Term, the Extension Rent for the second and all subsequent years of the Extension Term shall also be determined in accordance with the same procedures as are set forth herein and based upon the then prevailing annual rent escalation factor in the applicable leasing market.

(c)If Landlord and Tenant do not agree upon the Extension Rent in writing within 20 days after Landlord receives Tenant’s extension notice, then within 15 days after either party notifies the other in writing that such notifying party desires to determine the Extension Rent in accordance with the procedures set forth in this Section, Landlord and Tenant shall each deliver to the other party a written statement of such delivering party’s determination of the Extension Rent, together with such supporting documentation as the delivering party desires to deliver. Within 10 days after such 15-day period, Landlord and Tenant shall appoint an independent real estate broker having a minimum of 10 years’ experience in the market in which the Project is located who shall select either Landlord’s determination or Tenant’s determination, whichever the broker finds more accurately reflects the Extension Rent. The broker shall be instructed to notify Landlord and Tenant of such selection within 10 days after such broker’s appointment. The broker shall have no power or authority to select any Extension Rent other than the Extension Rent submitted by Landlord or Tenant nor shall the broker have any power or authority to modify any of the provisions of this Lease, and the decision of the broker shall be final and binding upon Landlord and Tenant. If Landlord and Tenant do not timely agree in writing upon the appointment of the broker, Landlord shall submit to Tenant the names of three qualified brokers who have not been employed by Landlord or Landlord’s affiliates during the then-past two years and Tenant shall have 10 days after receiving such names to notify Landlord of which of the three brokers Tenant selects to determine the Extension Rent. If Tenant fails to timely notify Landlord of Tenant’s selection, Landlord shall have the right to unilaterally appoint the broker. The fee and expenses of the third broker shall be shared equally by Landlord and Tenant.

(d)Upon Tenant’s timely and proper exercise of the Extension Option pursuant to the terms above and satisfaction of the above conditions: (i) the “Term” shall include the Extension Term, subject only to the determination of Extension Rent; and (ii) Tenant shall execute prior to the expiration of the then-expiring Term, an appropriate amendment to this Lease, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the extension of the Term for the ensuing Extension Term.

27.TERMINATION OPTION. Provided Tenant is the originally named Tenant, Tenant is neither in monetary default of this Lease on the Termination Date (as defined below) nor has there previously been an Event of Monetary Default, and this Lease is in full force and effect, Tenant shall have the right to terminate this Lease effective at 11:59 p.m. on the Termination Date, in accordance with and subject to each of the following terms and conditions (“Termination Option”). The “Termination Date” shall mean the last day of the 40th full calendar month after the Commencement Date. If Tenant desires to exercise the Termination Option, Tenant shall give to Landlord irrevocable written notice of Tenant’s exercise of the Termination Option (“Termination Notice”), together with the Termination Payment (as defined below). The Termination Notice and the Termination Payment shall be received by Landlord no later than the date that is 9 months prior to the Termination Date, failing which the Termination Option shall be deemed waived (provided Landlord reserves the right to waive in writing the requirement that Tenant fully and/or timely pay the Termination Payment). The “Termination Payment” shall equal the sum of: (A) the unamortized (amortized on a straight-line basis with interest at 10%): (i) brokerage commissions and attorneys’ fees paid by Landlord in connection with this Lease; (ii) rent concessions; and (iii) total cost incurred by Landlord for improvements, including the Leasehold Improvements, to the Premises in connection with this Lease. Tenant acknowledges and agrees that the Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant. The Termination Payment shall be payable by wire transfer or cashier’s check. Time is of the essence with respect to the dates and deadlines set forth herein. Notwithstanding the foregoing, if at any time during the period on or after the date of the Termination Notice, up to and including the Termination Date, Tenant shall be in default of this Lease, then Landlord may elect, but is not obligated, by written notice to Tenant to cancel and declare null and void Tenant’s exercise of the Termination Option, in which case this Lease shall continue in full force and effect for the full Term unaffected by Tenant’s exercise of the Termination Option. If Tenant timely and properly exercises the Termination Option in accordance with this paragraph and Landlord has not negated the effectiveness of Tenant’s exercise of the Termination Option pursuant to the preceding sentence, this Lease and the Term shall come to an end on the Termination Date with the same force and effect as if the Term were fixed to expire on such date, the Expiration Date shall be the Termination Date, and the terms and provisions of Section 18 shall apply.

28.RIGHT OF FIRST OFFER.

(a)Following receipt of Tenant’s written request at any time after the Commencement Date, Landlord shall notify (“Landlord’s ROFO Notice”) Tenant as to any rentable space located contiguous to and on the same floor as the Premises that becomes available for lease from Landlord or Landlord reasonably anticipates that such space will become available for lease from Landlord prior to the last 36 months of the Initial Term (“ROFO Space”). In such ROFO Notice, Landlord shall so notify Tenant of the anticipated availability date and, subject to the terms and provisions of this Section, Tenant shall have the one-time right to lease all (but not less than all) of the ROFO Space (“ROFO”) by delivering Tenant’s written notice of such election to Landlord (“Tenant’s ROFO Notice”) within 5 days after Tenant’s receipt of Landlord’s ROFO Notice. Upon Tenant’s delivery of Tenant’s ROFO Notice, Tenant may not thereafter revoke Tenant’s exercise of the ROFO.

(b)Notwithstanding anything to the contrary in this Lease, the ROFO shall be subject to the following: (i) if Tenant notifies Landlord that Tenant elects not to lease the ROFO Space or if Tenant fails to timely deliver Tenant’s ROFO Notice to Landlord with respect thereto, then Landlord shall have the right to enter into a lease for the ROFO Space under one or more leases containing such terms as Landlord deems acceptable in Landlord’s sole discretion (including, without limitation, any right of first offer or other expansion rights that Landlord might grant such tenant(s) for such ROFO Space) and the ROFO shall be void and have no further force or effect with respect to such space; (ii) the ROFO shall be subject, subordinate, and in all respects inferior to the rights of any third-party tenant leasing space at the Building as of the date of this Lease (including, without limitation, any lease term extension period(s) contained in such tenant’s lease, regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease); (iv) Landlord may at any time choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, or as a Building amenity or Common Area such as a fitness center or conference area, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder; and (iii) Tenant’s exercise of the ROFO shall be subject to the existence of the following conditions at the time of such exercise: (A) this Lease is in full force and effect; (B) no Event of Default then exists; (C) Tenant has timely exercised the ROFO, with time being of the essence; and (D) Tenant is the originally named Tenant. If an Event of Default exists at any time after Landlord receives Tenant’s ROFO Notice but before the first day that Tenant commences to lease the ROFO Space, Landlord, at Landlord’s option, shall have the right to nullify Tenant’s exercise of the ROFO with respect to the ROFO Space.

(c)Tenant shall take the ROFO Space in “AS IS” condition, and Landlord shall have no obligation to make any improvements or alterations to the ROFO Space. Landlord shall determine the exact location of any demising walls (if any) for the ROFO Space. Tenant shall not be entitled to any tenant improvement allowances, free rent periods, or other special concessions granted to Tenant with respect to the original Premises. Fixed Rent for the ROFO Space shall be at the amount of Fixed Rent set forth in Landlord’s ROFO Notice. Notwithstanding the foregoing, if Tenant has the right to extend the Term and Tenant does, in fact, extend the Term after the date on which Tenant exercises its ROFO with respect the ROFO Space, then Rent for the ROFO Space for such extension period shall be at the same rate that Tenant will pay as Rent under the Term extension provisions of this Lease. With respect to the ROFO Space, Tenant shall pay Tenant’s Share of Operating Expenses and utilities pursuant to the terms of this Lease, but the Base Year shall be the calendar year immediately preceding the first day that Tenant leases the ROFO Space. Except to the extent expressly set forth in this Section to the contrary, if Tenant elects to lease the ROFO Space, such space shall become subject to this Lease upon the same terms and conditions as are then applicable to the original Premises. Upon Tenant’s leasing of the ROFO Space, the “Premises” shall include the ROFO Space and, except as otherwise set forth in this Section, all computations made under this Lease based upon or affected by the rentable area of the Premises shall be recomputed to include the ROFO Space.

(d)Except as set forth in this Section to the contrary, Tenant shall lease the ROFO Space pursuant to an amendment to this Lease. Tenant shall execute and deliver the amendment within 10 days after Landlord’s delivery thereof, with time being of the essence.

(e)If Tenant exercises its right to lease the ROFO Space: (a) Tenant’s lease of the ROFO Space shall commence upon the later of: (i) the date of availability specified in Landlord’s ROFO Notice; or (ii) the date Landlord tenders possession of the ROFO Space in vacant condition; (b) the ROFO shall thereafter be null and void; and (c) the term of Tenant’s lease of the ROFO Space shall be the term specified in Landlord’s ROFO Notice. Landlord shall promptly commence and diligently pursue obtaining possession of the ROFO Space so that Landlord can tender the ROFO Space to Tenant; provided, however, Landlord shall have no liability to Tenant if Landlord does not tender or does not timely tender the ROFO Space to Tenant.

[SIGNATURES ON FOLLOWING PAGE]

TENANT CONFESSION CERTIFICATION: Tenant certifies that Tenant has initialed Section 17(i)(3) of this Lease and Tenant acknowledges and agrees that any failure of Tenant to initial such Section 17(i)(3) hereunder shall be an absolute bar from Tenant (or Tenant’s successors or assigns) claiming, alleging or petitioning, including, but not limited to, in any petition to open said confession, that such Section is invalid and not binding upon Tenant (or Tenant’s successors or assigns).

    IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first-above stated.

LANDLORD: ATLANTIC AMERICAN PROPERTIES TRUST By:/s/ Kathy Sweeney-Pogwist Name: Kathy Sweeney-Pogwist Title: SVP Leasing Date: 1/29/15	TENANT: PARATEK PHARMACEUTICALS LLC By: /s/ Douglas W. PagánName: Douglas W. Pagán Title: Chief Financial Officer Date: 23-JAN-2015

Exhibits:
Exhibit A:    Location Plan of Premises
Exhibit B:     Form of COLT
Exhibit C:    Leasehold Improvements
Exhibit D:    Janitorial Specifications
Exhibit E:     Rules and Regulations

[Signature Page]

EXHIBIT A
LOCATION PLAN OF PREMISES (NOT TO SCALE)

SUITE 400
3,112 RSF
DN
STAIRS
BUILDING CORRIDOR
MEN
JAN
WOMEN
TELE/
EQUIP
ROOM
DN

POLEK SCHWARTZ
ARCHITECTS
1180 West Swedesford Road Suite 140 Berwyn, PA 19312
(610) 889-9090 Fax (610) 889-9335

**1000 MASCHELLMAC OFFICE COMPLEX**
**FOURTH FLOOR - SUITE 400**
**KING OF PRUSSIA, PA**

BrandywineRealtyTrust

**1000**
**400**

S:\Temp Data\PC3\Brandywine Realty Trust\Maschellmac\1000\4th Floor\4th Floor Base Plan.dwg, 12/30/2014 1:44:29 PM, Acrobat PDFWriter24x36.pc3

EXHIBIT B
FORM OF COLT

EXHIBIT C
LEASEHOLD IMPROVEMENTS

1.Landlord shall, at its sole cost and expense and using Building-standard materials and finishes, complete the improvements in the Premises (collectively, “Leasehold Improvements”) shown or described on Exhibit C-1 attached hereto, including add/alts and incorporating existing interior doors which require the addition of glass inserts. Number 4, or symbol 9, on the legend will be excluded because herculite glass doors are already in place at the entry. If any material revision to the Leasehold Improvements is deemed necessary by Landlord, such revision shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

2.The Landlord has set a target for Substantial Completion (as defined below) of 8 weeks following full execution of the Lease. If Substantial Completion has not occurred by that date which is 16 weeks from full execution of the Lease, the Abatement Period shall be extended for one (1) day for every day that elapses following the date which is 16 weeks from full execution of the Lease until the actual date of Substantial Completion. If Substantial Completion has not occurred on or before the date which is 24 weeks from full execution of the Lease, Tenant shall have the option, but not the obligation to terminate this Lease. If Substantial Completion is delayed as a result of any Tenant Delay (as defined below), then notwithstanding anything to the contrary in the Lease, Substantial Completion shall be deemed to have occurred on the date it would have occurred but for such Tenant Delay. “Substantial Completion” occurs on the date on which the Leasehold Improvements have been completed except as set forth on the Punch List (as defined below) and a permanent or temporary certificate of occupancy permitting full occupancy of the Premises has been issued. If issuance of a permanent or temporary certificate of occupancy is conditioned upon Tenant’s installation of its equipment, racking, cabling, or furniture or completion of any other work or activity in the Premises for which Tenant is responsible, and the governmental authority will not issue the temporary or permanent certificate of occupancy, or schedule an inspection of the Leasehold Improvements due to Tenant’s failure to complete any work, installation, or activity (including the installation of any telephone, telephone switching, telephone, data, and security cabling and systems, furniture, computers, servers, Tenant’s trade fixtures and other personal property installed (or to be installed) by or on behalf of Tenant in the Premises), then Substantial Completion shall be deemed to have occurred without Landlord having obtained the temporary or permanent certificate of occupancy. “Tenant Delay” shall mean any Tenant-caused delay in Substantial Completion, including without limitation: (i) Tenant’s failure to provide any reasonably requested information or approvals related to the Leasehold Improvements within 5 business days after receipt of Landlord’s written request therefor; (ii) Tenant’s request for materials, finishes, or installations other than Landlord’s Building standard; (iii) the performance or completion of any work, labor, or services by Tenant or any party employed or engaged by or on behalf of Tenant.

3.Prior to delivery of possession of the Premises to Tenant, Landlord or Landlord’s architect shall prepare a preliminary punch list in writing for Landlord’s and Tenant’s review, and Landlord and Tenant shall examine the Premises and agree on a final punch list that shall specify any items of work that require correction, repair, or replacement (“Punch List”). Tenant shall approve the Punch List in writing within 2 business days of the walkthrough. Landlord shall use commercially reasonable efforts to complete the Punch List work within 30 days; provided however, that the expiration of such 30 day period shall not relieve Landlord’s obligation to continue using commercially reasonable efforts to complete the Punch List work.

C-1-1

EXHIBIT C-1
SPACE PLAN (NOT TO SCALE)

## PARTITION LEGEND

| SYMBOL | DESCRIPTION |
|---|---|
| | DOTTED INDICATES DEMOLITION OF EXISTING CONSTRUCTION. PATCH ALL ADJACENT SURFACES (WALLS, FLOOR, ACT, ETC.) AS REQUIRED BY NEW FINISHES. |
| | EXISTING PARTITION TO REMAIN. COMPLETE CONSTRUCTION AS REQUIRED. PATCH AND PREP AS REQUIRED TO ACCEPT NEW FINISHES. |
| | PROVIDE NEW BUILDING STANDARD TENANT PARTITION FROM FLOOR TO UNDER SIDE OF EXISTING SUSPENDED CEILING. MATCH EXISTING DETAILS. |
| | PROVIDE NEW BUILDING STANDARD INSULATED TENANT PARTITION FROM FLOOR TO UNDERSIDE OF SUSPENDED CEILING. MATCH EXISTING DETAILS. |

## ELECTRICAL LEGEND

| SYMBOL | DESCRIPTION |
|---|---|
| | PROVIDE NEW DUPLEX ELECTRICAL RECEPTACLE. |
| | PROVIDE NEW DUPLEX ELECTRICAL RECEPTACLE ON A 20 AMP DEDICATED 120 VOLT CIRCUIT. |
| | PROVIDE NEW QUAD ELECTRICAL RECEPTACLE ON A 20 AMP DEDICATED 120 VOLT CIRCUIT. |
| | PROVIDE NEW GROUND FAULT INTERRUPT ELECTRICAL RECEPTACLE. ALL ABOVE COUNTER LOCATIONS MOUNTED HORIZONTALLY AT 44" AFF. |
| JB | PROVIDE WALL MOUNTED JUNCTION BOX FOR 8 WIRE, 4 CIRCUIT CONNECTION TO TENANT SUPPLIED & INSTALLED ELECTRIFIED FURNITURE SYSTEM. |

## LEGEND

| SYMBOL | DESCRIPTION |
|---|---|
| 1 | PROVIDE NEW PLASTIC LAMINATE SHELF & COAT ROD, 2/3 OF WIDTH AT 5'-6" AFF. & 1/3 OF WIDTH TO BE AT 4'-6" AFF. |
| 2 | REPLACE EXISTING MILLWORK WITH NEW PLASTIC LAMINATE COUNTER, BASE & WALL CABINETS. PROVIDE NEW A.D.A. COMPLIANT STAINLESS STEEL SINK WITH ALL REQUIRED PLUMBING INCLUDING HOT & COLD SUPPLY LINES, FAUCET & DRAIN. PROVIDE TWO (2) ¼" COLD WATER LINES WITH SHUT OFF VALVES FOR COFFEE MAKER & ICE MAKER IN TENANT SUPPLIED REFRIGERATOR. |
| 3 | PROVIDE NEW 30" DEEP PLASTIC LAMINATE WORK COUNTER WITH PLASTIC LAMINATE BASE CABINETS BELOW & TWO (2) ADJUSTABLE MDF SHELVES ABOVE ON HEAVY DUTY BRACKETS & STANDARDS. |
| 4 | PROVIDE CONCEALED SUPPORT BLOCKING IN WALLS FOR TENANT SUPPLIED & INSTALLED TELEVISION EQUIPMENT. |
| 5 | PROVIDE "WALL TALKER" PAINT ON ALL WALLS & APPROXIMATELY EIGHT (8) COMPACT FLUORESCENT DOWNLIGHTS CONTROLLED BY DIMMER SWITCH AT EACH OF TWO (2) CONFERENCE ROOMS. |
| 6 | ADD ALTERNATE #1: IN LIEU OF STANDARD DOOR OR EXISTING DOOR, PROVIDE NEW WOOD DOOR WITH FULL GLASS LITE. |
| 7 | ADD ALTERNATE #2: PROVIDE NEW SUB CASED GLASS WINDOWS FROM 6" AFF. TO TOP OF ADJACENT DOOR FRAME. PROVIDE NEW APPLIED FROSTED FILM ON GLASS TO 5'-0" AFF. |
| 8 | ADD ALTERNATE #3: PROVIDE NEW EXHAUST FAN CONTROLLED BY THERMOSTAT & 24" SQUARE LOUVER IN BOTTOM OF DOOR. |
| 9 | ADD ALTERNATE #4: REPLACE EXISTING DOUBLE SUITE ENTRY DOOR WITH NEW HERCULITE GLASS DOUBLE DOORS. |

## GENERAL NOTES

1. ALL WORK TO BE DONE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE & LOCAL CODES INCLUDING A.D.A.
2. ALL WORK SHALL BE DONE IN COMPLIANCE WITH BUILDING STANDARD SPECIFICATIONS. CONTRACTOR TO FOLLOW ALL BUILDING RULES & REGULATIONS.
3. G.C. TO PROVIDE ALL CONCEALED BLOCKING FOR ALL MILLWORK, CABINETRY, SHELVING, ETC. ALL BLOCKING TO BE FIRE TREATED / RETARDANT.
4. CONTRACTOR SHALL PROVIDE MILLWORK SHOP DRAWINGS TO TENANT FOR APPROVAL PRIOR TO FABRICATION.
5. PROVIDE MINI BLINDS AT ALL EXTERIOR WINDOWS. IF BLINDS EXIST, PROTECT THEM DURING CONSTRUCTION. REPAIR AND/OR REPLACE ANY DAMAGED BLINDS AS REQUIRED. PROFESSIONALLY CLEAN ALL BLINDS AT COMPLETION OF PROJECT.
6. REMOVE ALL EXISTING FINISHES THROUGHOUT SPACE. PATCH ALL SURFACES (I.E. SKIM COAT OR LAMINATE WALLS WITH GWB) AS REQUIRED TO ACCEPT NEW FINISH.
7. G.C. TO SITE VERIFY EXISTING PARTITION STUD & GWB SIZE PRIOR TO MATERIAL ORDER TO ENSURE REUSE OF EXISTING DOORS & FRAMES.

D
E
HUDDLE
OPEN AREA OFFICE
FUTURE STATIONS
EXISTING OFFICE
EXISTING CONFERENCE
COATS
WAITING
BREAK RM
COPY
MEN
JAN
WOMEN
TELE / EQUIP ROOM

1 SK-1 FLOOR PLAN
SCALE: 1/8" = 1'-0"

## NOTES TO BIDDERS

1. PRIOR TO SUBMISSION OF BID, CONTRACTOR SHALL VISIT THE PROJECT SITE AND CAREFULLY EXAMINE EXISTING CONDITIONS AND PREMISES AND COMPARE THEM WITH EXISTING CONDITIONS INDICATED ON PLANS. ADVISE ARCHITECT OF ANY DISCREPANCIES.

2. SUBMITTAL OF BID SHALL INDICATE THAT CONTRACTOR HAS EXAMINED THE SITE EXISTING CONDITIONS AND PREMISES AND HAS INCLUDED ALL REQUIRED ALLOWANCES IN HIS BID. NO ALLOWANCES SHALL BE MADE FOR ANY ERROR RESULTING FROM CONTRACTORS FAILURE TO VISIT THE JOB SITE.

3. CONTRACTORS SHALL VERIFY AND BE RESPONSIBLE FOR ALL FIELD DIMENSIONS AND CONDITIONS AND SHALL NOTIFY POLEK SCHWARTZ ARCHITECTS OF ANY DISCREPANCIES BEFORE PROCEEDING WITH THE PROJECT.

## KEY PLAN

REVISIONS

| NO. | DATE | DESCRIPTION |
|---|---|---|

DATE: 10/6/14
SCALE: 1/8" = 1'-0"
PROJECT NO.: 21200-411
DRAWN BY:

PARATEK PHARMA
1000 MASCHELLMAC
OFFICE COMPLEX, 4TH FLOOR
KING OF PRUSSIA, PA

BRANDYWINE REALTY TRUST
401 Plymouth Road, Suite 500, Plymouth Meeting, PA. 19462
610-832-7406 Fax 610-832-7430

DRAWING TITLE
PROPOSED
FLOOR PLAN

SK-1

C-1-2

C-2-1

EXHIBIT D
JANITORIAL SPECIFICATIONS

OFFICE CLEANING SPECIFICATIONS

DAILY

- Empty Trash and Recycle
- Spot Clean Carpet
- Remove Visible Debris/Litter from Carpet
- Spot Clean Desks and Tables
- Straighten Chair – Furniture
- Turn Off Lights

WEEKLY

- Dust Desks (only if clear of personal effects) and Tops of System Furniture
- Vacuum Carpet
- Clean Telephones in common areas
- Clean Tables

AS NEEDED

- Clean Wastebaskets
- Clean Light Fixtures and Vents
- Clean Walls, Switch Plates and Baseboards
- Dust File Cabinets, Partitions and Bookshelves
- Clean Chairs
- Clean Doors
- Dust Pictures and Surfaces Over 5'
- Dust Window Sills, Ledges and Radiators
- Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICATIONS

DAILY

- Sinks
- Floors
- Counters
- Trash Receptacle
- Toilet/Urinals
- Dispensers
- Door
- Spot Clean Walls
- Spot Clean Partitions

WEEKLY

- Dust Lights
- Dust Surfaces Over 5'

AS NEEDED

- Ceiling Vents
- Clean Walls
- Clean Partitions

FLOOR CARE SPECIFICATIONS

DAILY

- Spot Clean Carpet

WEEKLY

- Sweep kitchen floors
- Wet mop kitchen floors

AS NEEDED

- Burnish Polished Surfaces
- Machine Scrub Restroom Floors

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE. THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING SPECIFICATIONS ARE TO BE PAID BY TENANT.

EXHIBIT E
RULES AND REGULATIONS

BrandywineRealtyTrust

RULES AND REGULATIONS

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby, and any other part of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the Building's tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2. No awnings or other projections may be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes and window blinds shall be of a quality, type, design, and color, and attached in a manner approved in writing by Landlord.

3. No showcases, display cases, or other articles may be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without the prior written consent of Landlord. All supplies shall be kept in designated storage areas. Tenant shall not use or permit the use of any portion of the Project for outdoor storage. No mats, trash, or other objects may be placed in the public corridors, hallways, stairs, or other common areas of the Building.

4. Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances may be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees, caused such damage. Bathing and changing of clothes is permitted only in designated shower/locker facilities, and is not permitted in restrooms.

5. Tenant shall not, without the prior written consent of Landlord, mark, paint, drill into, bore, cut, string wires, or in any way deface any part of the Premises or the Building except for the reasonable hanging of decorative or instructional materials on the walls of the Premises. Tenant shall remove seasonal decorations that are visible outside of the Premises within 30 days after the end of the applicable season.

6. Tenant shall not construct, install, maintain, use, or operate in any part of the Project any electrical device, wiring, or other apparatus in connection with a loud speaker system or other sound/communication system that may be heard outside the Premises.

7. No bicycles, mopeds, skateboards, scooters, or other vehicles may be brought into, used, or kept in or about the Building or in the common areas of the Project other than in locations specifically designated thereof. No animals or pets of any kind (other than a service animal performing a specified task), including without limitation fish, rodents, and birds, may be brought into, used, or kept in or about the Building. Rollerblading and roller skating is not permitted in the Building or in the common areas of the Project.

8. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the Project may be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods, or property of any kind.

10. Tenant shall not make any unseemly or disturbing noises, or disturb or interfere with the occupants of the Building or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, lewd behavior, or in any other way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, businesslike manner. Tenant shall not commit or suffer any waste upon the Premises, the Building, or the Project, or any nuisance, or do any other act or thing that may disturb the quiet enjoyment of any other tenant in the Building or Project.

11. Tenant shall not throw anything out of the doors, windows, or down corridors or stairs of the Building.

12. Tenant shall not place, install, or operate in the Premises or in any part of the Project, any engine, stove,

1 Revised 2014| Brandywine Realty Trust

machinery, or electrical equipment not directly related to its business, including without limitation space heaters, coffee cup warmers, and small refrigerators, conduct mechanical operations, cook thereon or therein, or place or use in or about the Premises or the Project any explosives, gasoline, kerosene oil, acids, caustics, canned heat, charcoal, or any other flammable, explosive or hazardous material, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install and use a coffee machine, microwave oven, toaster, ice maker, refrigerator, and/or vending machine in compliance with all applicable Laws in a kitchen or break room designated as such by Landlord, provided Tenant shall use only stainless steel braided hoses. All supply waterlines shall be of copper (not plastic) tubing.

13. No smoking (including without limitation of cigarettes, cigars, and e-cigarettes) is permitted anywhere in the Premises, the Building, or the Project, including but not limited to restrooms, hallways, elevators, stairs, lobby, exit and entrance vestibules, sidewalks, and parking lot areas, provided smoking shall be permitted in any Landlord-designated exterior smoking area. All cigarette ashes and butts shall be deposited in the containers provided for such disposal, and shall not be disposed of on sidewalks, parking lot areas, or toilets.

14. Tenant shall not install any additional locks or bolts of any kind upon any door or window of the Building without the prior written consent of Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys for the Premises, either furnished to or otherwise procured by Tenant, and all security access cards to the Building.

15. Tenant shall keep all doors to hallways and corridors closed during Business Hours except as they may be used for ingress or egress.

16. Tenant shall not use the name of the Building, Project, Landlord, or Landlord's agents or affiliates in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant that, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Tenant shall be responsible for all security access cards issued to it, and shall secure the return of all security cards from all employees terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18. All deliveries to the Building that involve the use of a hand cart, hand truck, or other heavy equipment or device shall be made via the freight elevator, if such freight elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver to Landlord a certificate of insurance from its movers, which certificate shall name Landlord as an additional insured.

19. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material that violates any of these rules and regulations.

20. Tenant shall refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Premises, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building. Landlord reserves the right to require that all agents of contractors and vendors sign in and out of the Building.

21. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted, without Landlord's consent, not to be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to prevent and to cut off the

2 Revised 2014| Brandywine Realty Trust

BrandywineRealtyTrust

transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may reasonably deem necessary, and further to require compliance with such reasonable and uniformly applied rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it reasonably considers necessary to remove the danger, annoyance, or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the suite number of the office to which such wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating such wires.

22. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself or herself to Landlord's management or security personnel.

23. Landlord may require, at its sole option, all persons entering the Building outside of Business Hours to register at the time they enter and at the time they leave the Building.

24. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25. Tenant shall not use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during breaks or during lunch periods.

26. No canvassing, soliciting, or peddling is permitted in the Building or its common areas.

27. Tenant shall comply with all Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse, and Landlord's recycling policy for the Building.

28. Landlord does not maintain suite finishes that are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant's expense.

29. Tenant shall clean at least once a year, at its expense, drapes in the Premises that are visible from the exterior of the Building.

30. No pictures, signage, advertising, decals, banners, etc. may be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31. Tenant is prohibited at all times from eating or drinking in hallways, elevators, restrooms, lobbies, or lobby vestibules outside of the Premises. Food storage shall be limited to a Landlord-approved kitchen or break room.

32. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, invitees, agents, contractors, licensees, subtenants, and assignees.

33. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, hallways, elevators, lobby, exterior common areas, or other public portions or facilities of the Building.

34. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements shall be submitted in writing to Landlord.

35. Tenant is prohibited from interfering in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment at the Project.

3 Revised 2014| Brandywine Realty Trust

36. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry regardless of whether such loss occurs when an area is locked against entry or not.

37. Landlord shall not permit entrance to the Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38. Tenant shall observe and comply with the driving and parking signs and markers on the Project grounds and surrounding areas. Tenant shall comply with all reasonable and uniformly applied parking regulations promulgated by Landlord from time to time for the orderly use of vehicle parking areas. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft. Tenant shall cooperate with Landlord in any reasonable and uniformly applied measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under the Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle that violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

39. Tenant shall not enter other separate tenants' hallways, restrooms, or premises except with prior written approval from Landlord's management.

40. Tenant shall not place weights anywhere beyond the load-per-square-foot carrying capacity of the Building.

41. Tenant shall comply with all laws, regulations, or other governmental requirements with respect to energy savings, not permit any waste of any utility services provided Landlord, and cooperate with Landlord fully to ensure the most effective and efficient operation of the Building.

42. The finishes, including floor and wall coverings, and the furnishings and fixtures in any areas of the Premises that are visible from the common areas of the Building are subject to Landlord's approval in its sole discretion. Selections for these areas shall be pre-approved in writing by Landlord.

43. Power strips and extension cords shall not be combined (also known as daisy chaining).

44. Candles and open flames are prohibited in the Building.

45. Guns, firearms, and other dangerous weapons (concealed or otherwise) are not allowed at the Project, subject to applicable Law (if any) requiring Landlord to so permit at the Project.

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operations thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. As used in these rules and regulations, capitalized terms shall have the respective meanings given to them in the Lease to which these rules and regulations are attached, provided Tenant shall be responsible for compliance herewith by everyone under Tenant's reasonable control, including without limitation its employees, invitees, agents, contractors, licensees, subtenants and assignees, and a violation of these rules and regulations by any of the foregoing is deemed a violation by Tenant.

4 Revised 2014| Brandywine Realty Trust

Tenant: Paratek Pharma, LLC
Premises: 1000 First Avenue, Suite 400
FIRST AMENDMENT TO LEASE
This First Amendment to Lease (“Amendment”) made and entered into this 30 day of April, 2015, by and between ATLANTIC AMERICAN PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”) and PARATEK PHARMA, LLC, a Delaware limited liability company (mistakenly referred to as “Paratek Pharmaceuticals, LLC” in the Original Lease) (“Tenant”).
WHEREAS, Landlord leases certain premises consisting of 3,112 rentable square feet of space commonly referred to as Suite 400 (“Original Premises”) located at 1000 First Ave. King of Prussia, PA 19406 (“Building”), to Tenant pursuant to a Lease dated January 23, 2015 (“Original Lease”); the Original Lease and this Amendment are hereinafter together referred to as “Lease”); and
WHEREAS, Landlord and Tenant wish to amend the Original Lease to correct a scrivener error and expand the Original Premises and extend the term of the Original Premises upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of these presents and the agreement of each other, Landlord and Tenant agree that the Original Lease shall be and the same is hereby amended as follows:
1. Incorporation of Recitals. The recitals set forth above, the Original Lease referred to therein are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Original Lease.
2. Correction of Scrivener Error. The Original Lease references Tenant’s legal name as “Paratek Pharmaceuticals LLC”. Tenant’s correct legal name is “Paratek Pharma, LLC”. All references in the Original Lease and all related documents shall be hereby corrected and amended to read “Paratek Pharma, LLC”.
3. Lease of Additional Premises.
(a) The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, all that certain space in the Building, which is a portion Suite 402 containing approximately 2,917 rentable square feet (“Additional Premises”), as shown on Exhibit “A” attached hereto and made a part hereof. The Term of the Lease for the Additional Premises shall commence (“Additional Premises Commencement Date”) on the date which is the earlier of: (i) when Tenant, with Landlord’s prior consent, assumes possession of the Additional Premises for its Permitted Uses; or (ii) upon Substantial Completion (as such term is defined in the Original Lease) of the Additional Premises Work (as such term is defined below)The Term shall expire on the last day of the calendar month that is seventy seven (77) months after the Additional Premises Commencement Date (“Additional Premises Expiration Date”). The Additional Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (“COLT”) in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the COLT within ten (10) business days after its delivery, Landlord’s determination of such dates shall be deemed accepted.
(b) It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Original Lease, except as otherwise expressly provided to the contrary in this Amendment, and to that end, Landlord and Tenant hereby agree that from and after the Additional Premises Commencement Date the word “Premises”, as defined in the Original Lease, shall mean and include both the Original Premises and the Additional Premises, containing a total of 6,029 rentable square feet, unless the context otherwise requires.

(c) Except solely as set forth in this subsection (c), Tenant shall accept the Additional Premises in its “AS IS” “WHERE IS” condition, without representation or warranty by Landlord. Landlord, at no cost to Tenant and in a good and workmanlike manner using Building standard materials and finishes, shall construct and do such other work in the Additional Premises (collectively, “Additional Premises Work”) in substantial conformity with the plans and outline specifications of the plan attached hereto as Exhibit “A” and Exhibit “C” to the Original Lease with the exception that the 16 week period for Substantial Completion shall begin with the full execution of this First Amendment. If any material revision or supplement to Additional Premises Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If the Substantial Completion of the Additional Premises Work is delayed as a result of: (i) Tenant’s failure to furnish plans and specifications or provide any other reasonably requested information or approvals related to the furtherance of Additional Premises Work within five (5) business days following Landlord’s written request to Tenant for the same; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans, including but not limited to any Change Order (as hereinafter defined); (iv) the performance or completion of any work, labor or services by Tenant or any party employed or engaged by or on behalf of Tenant; or (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within five (5) business days following Landlord’s written request to Tenant for the same (each, a “Tenant's Delay”); then the commencement of the Term of the Lease for the Additional Premises and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such Tenant Delay; provided however, that the foregoing shall not in any way relieve Landlord from its obligation to continue the Additional Premises Work to Substantial Completion. If any change, revision or supplement to the scope of the Additional Premises Work is requested by Tenant (“Change Order”) then all such increased costs associated with the Change Order shall be paid by Tenant upfront and the occurrence of the Change Order shall not change the Additional Premises Commencement Date of the Term and shall not alter Tenant's obligations under this Amendment. Notwithstanding anything to the contrary stated herein, the Term shall commence on the date the Additional Premises would have been delivered to Tenant but for Tenant’s Delay or the Change Order. After receipt of notification from Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Additional Premises at which time a punchlist of outstanding items, if any, shall be generated. Within a reasonable time thereafter, Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction.
4. Extension Term. The Term of the Original Premises is hereby extended for a period of One (1) year commencing on the Expiration Date of the Original Lease and expiring on the Additional Premises Expiration Date (“Extension Term”). During the Extension Term, Tenant shall accept the Original Premises in its “AS IS” “WHERE IS” condition, without representation or warranty. All references in the Lease to the “Term” shall include the Extension Term. The Extension Term shall be confirmed by Landlord and Tenant by the execution of the COLT. If Tenant fails to execute or object to the COLT with respect to the Extension Term within ten (10) business days after its delivery, Landlord’s determination of such dates shall be deemed accepted.
5. Security Deposit. The Security Deposit in Section l(r) shall be increased to $23,145.67. Notwithstanding anything herein to the contrary and provided Tenant is neither in default at the time of exercise nor has Tenant ever been in default (irrespective of the fact that Tenant cured such default) of any monetary obligations under the Lease, Tenant may elect to reduce the amount of the Security Deposit to $11,929.34 no earlier than the end of the 25th calendar month after the Fixed Rent Start Date. In no event shall the Security Deposit be reduced to less than $11,929.34 during the Term; which amount it shall remain until the expiration of the Lease Term as the same may be extended. If Tenant exercises Tenant’s rights under this Section, Landlord shall confirm in writing whether the conditions precedent to each such reduction have been satisfied within 30 days after receipt of Tenant’s notice and if such conditions have been satisfied, Landlord shall return the applicable portion of the Security Deposit to Tenant within 30 days of receipt of Tenant’s notice. If the conditions precedent have not been satisfied (as stated in Landlord’s notice delivered within such 30-day period), then the Security Deposit shall continue to be held by Landlord pursuant to the terms and conditions of this Lease for the duration of the Term (as may be extended).

6. Fixed Rent.
(a) Commencing on the Additional Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the Additional Premises for the Term, as follows:
If Abatement Period:

TIME PERIOD	RENT PER R.S.F.	ANNUALIZED FIXED RENT	MONTHLY INSTALLMENTS
Additional Premises Commencement Date – end of Abatement Period	$0.00	$0.00	$0.00
Fixed Rent Start Date – end of Rent Year 1	$23.00	$67,091.00	$5,590.92
Rent Year 2	$23.50	$68,549.50	$5,712.46
Rent Year 3	$24.00	$70,008.00	$5,834.00
Rent Year 4	$24.50	$71,466.50	$5,955.54
Rent Year 5	$25.00	$72,925.00	$6,077.08
Rent Year 6 - Expiration	$25.50	$74,383.50	$6,198.63

“Rent Year” means, with respect to the first (1st) Rent Year, the period that begins on the Additional Premises Commencement Date and ends on the last day of the calendar month preceding the month in which the first (1st) anniversary of the Additional Premises Commencement Date occurs; thereafter each succeeding Rent Year shall commence on the day following the end of the preceding Rent Year and shall extend for twelve (12) consecutive months; provided, however, the final Rent Year shall expire on the Additional Premises Expiration Date. If the Additional Premises Commencement Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Additional Premises Commencement Date shall be prorated based on the number of days in such month.
“Abatement Period” shall mean the period that begins on the Additional Premises Commencement Date and ends on the day immediately prior to the four (4)-month anniversary of the Additional Premises Commencement Date. Notwithstanding the foregoing, if at any time during the Term an Event of Default (as hereinafter defined) occurs, then the Abatement Period shall immediately become void, and the monthly Fixed Rent due for the Abatement Period shall equal the amount of Fixed Rent due immediately following the Fixed Rent Start Date. Notwithstanding anything to the contrary, during the Abatement Period, Tenant shall pay to Landlord: (i) Tenant’s Share of all Operating Expenses Tenant’s Share of Janitorial Expenses; (ii) all utilities as set forth in Section 6 of the Original Lease and (iii) and all other amounts due hereunder.
“Fixed Rent Start Date” shall mean the day immediately following the end of the Abatement Period.
(b) Payments of Rent. Tenant covenants and agrees to pay to Landlord during the Term, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in the amounts set forth above and in accordance with the terms set forth in Section 1 of the_Original Lease. The Monthly Installment of Fixed Rent, the monthly amount of Estimated Operating Expenses as set forth in Section 5 of the Original Lease, and any estimated amount of utilities as set forth in Section 6 of the Original Lease, shall be payable to Landlord in advance on or before the first day of each month of the Term. All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT.
7. Additional Rent.
(a) From and after the Additional Premises Commencement Date, the Tenant’s Share for the Original Premises and Additional Premises shall be 8.13%. Nothing contained herein is intended to modify that the Base Year for the Original Premises shall continue to be calendar year 2015 and the Snow Stop shall remain at $.25.
8. Tenant Representations. Tenant hereby confirms that (i) the Lease is in full force and effect; and (ii) there are no defaults by Landlord under the Lease. For the avoidance of doubt, Landlord is currently constructing the Leasehold Improvements under the terms of the Original Lease and nothing in this Amendment shall relieve or limit Landlord’s obligation to continue such Leasehold Improvements to Substantial Completion.
9. Right of First Offer. Tenant is hereby exercising the Right of First Offer contained within Section 28 of the Original Lease. Section 28 is therefore of no further force and effect.

10. Guaranty. As a condition precedent to the effectiveness of the Lease, Tenant shall deliver to Landlord a guaranty from Paratek Pharmaceuticals, Inc., on the form attached hereto and made a part hereof as Exhibit “C” (“Guaranty”), guarantying all of Tenant’s obligations under the Lease.
11. Brokerage Commission. Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction, other than Cushman and Wakefield of PA. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.
12. Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission shall constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.
13. Effect of Amendment: Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Original Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Original Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Original Lease shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above. In the event of any conflict between the terms and conditions of this Amendment and those of the Original Lease, the terms and conditions of this Amendment shall control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that Section 17 of the Original Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.
LANDLORD:
ATLANTIC AMERICAN PROPERTIES TRUST

By:	/s/ Kathy Sweeney-Pogwist
Name:	KATHY SWEENEY-POGWIST
Title:	SENIOR VICE PRESIDENT OF LEASING
TENANT:
PARATEK PHARMA, LLC

By:	/s/ Evan Loh, MD
Name:	Evan Loh, MD
Title:	President & CMO

EXHIBIT “A”
Additional Premises

EXHIBIT “B”
FORM OF COLT
CONFIRMATION OF LEASE TERM
THIS CONFIRMATION OF LEASE TERM (“COLT”) is made as of the        of       ,       , between           (“Landlord”) and                         (“Tenant”).
1. Landlord and Tenant are parties to that certain         dated          (“Lease Document”), with respect to the premises described in the Lease Document, known as Suite         consisting of approximately         rentable square feet (“Premises”), located at                                .
2. All capitalized terms, if not defined in this COLT, have the meaning give such terms in the Lease Document.
3. Tenant has accepted possession of the Premises in its “AS IS” “WHERE IS” condition and all improvements required to be made by Landlord per the Lease Document have been completed.
4. The Lease Document provides for the commencement and expiration of the Term of the lease of the Premises, which Term commences and expires as follows:
a. Commencement of the Term of the Premises:
b. Expiration of the Term of the Premises:
5. The required amount of the Security Deposit and/or Letter of Credit per the Lease Document is $        .Tenant has delivered the Security Deposit and/or Letter of Credit per the Lease Document in the amount of $       .
6. The Building Number is         and the Lease Number is          . This information must accompany every payment of Rent made by Tenant to Landlord per the Lease Document.

TENANT:	LANDLORD:

By:	By:
Name:	Name:
Title:	Title:

GUARANTY
THIS GUARANTY is made this 21st day of April, 2015, by Paratek Pharmaceuticals, Inc., a       , corporations having a principal address at 75 Kneeland Street (collectively, “Guarantor”).
BACKGROUND:
A. Atlantic American Properties Trust (“Landlord”) and Paratek Pharma, LLC (“Tenant”) are entered into a Lease (as amended from time to time, ‘'Lease”) for certain premises, known as Suite 400, in Landlord’s building located at 1000 First Ave. King Of Prussia, PA (the “Premises”), as more particularly described in the Lease.
B. Landlord has agreed to grant, execute and deliver the Lease to Tenant in consideration, among other things, of the covenants and obligations made and assumed by Guarantor as herein set forth.
AGREEMENT:
In order to induce Landlord to execute the Lease and for good and valuable consideration, intending to be legally bound hereby, Guarantor irrevocably and unconditionally agrees as follows:
1. Guarantor hereby guarantees, without the necessity of prior notice, the full and prompt payment of all rent and additional rent and any and all other sums payable by Tenant under the Lease, and the due and punctual performance of all Tenant’s other obligations under the Lease.
2. Landlord may, in its sole discretion, without notice to Guarantor and without in any way affecting or terminating any of Guarantor’s obligations and liabilities hereunder, from time-to-time, (a) waive compliance with the terms of the Lease or any default thereunder; (b) modify or supplement any of the provisions of the Lease; (c) grant any extension or renewal of the terms of the Lease; (d) effect any release, compromise, or settlement in connection therewith; (e) assign or otherwise transfer any or all of Landlord’s interest in the Lease; or (f) accept or discharge any other person as a guarantor of any or all of Tenant’s obligations under the provisions of the Lease.
3. Guarantor’s obligations hereunder (a) shall be unaffected by any insolvency proceeding filed by Tenant or against Tenant and unconditional, (b) shall be primary ; (c) shall not be conditioned upon Landlord’s pursuit of any remedy which it has against Tenant or any other person; and (d) shall survive and shall not be diminished, impaired or delayed in connection with (i) any bankruptcy, insolvency, reorganization, liquidation, or similar proceeding relating to Tenant, its properties or creditors or (ii) any transfer, assignment, or termination of Tenant’s interest under the Lease.
4. All rights and remedies of Landlord under this Guaranty, the Lease, or by law are separate and cumulative and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. Any waivers or consents by Guarantor as set forth in this Guaranty shall not be deemed exclusive of any additional waivers or consents by Guarantor which may exist in law or equity.
5. Guarantor hereby waives trial by jury in any action brought by Landlord under or by virtue of this Guaranty. This covenant is made by Guarantor as a further inducement to Landlord to enter into the Lease.
6. Guarantor agrees to deliver to Landlord a written instrument, duly executed and acknowledged, certifying that this Guaranty is in full force and effect, whether or not Landlord is in default in the performance of any of its obligations under the Lease, and stating any other fact or certifying any other condition reasonably requested by Landlord or its assignees or by any mortgagee or prospective mortgagee or their assignees or by any purchaser of the property which is the subject of the Lease or any interest in such property including, but not limited to, stating that it is understood that such written instrument may be relied upon by any of the foregoing parties. The foregoing instrument shall be furnished within ten (10) days after receipt of Landlord’s written request which may be made at any time and from time-to-time and shall be addressed to Landlord and any mortgagee, prospective mortgagee, purchaser, or other party specified by Landlord.
7. Guarantor, at any time and from time-to-time but not more than two (2) times per calendar year, after Landlord’s written request, agrees to promptly furnish reasonable financial information to Landlord, Landlord’s mortgagee, prospective mortgagee, assignee, and/or purchaser. Guarantor represents, warrants and covenants that the financial information provided by Guarantor is complete, accurate, true and correct in all respects and fairly represents the financial condition of Guarantor as of the date hereof and as of the date of such statement.
8. Guarantor represents and warrants that Guarantor is deriving or expecting to derive a financial or other advantage from the Lease. Guarantor is fully aware of the financial condition of Tenant and is executing and delivering this Guarantee based solely upon its own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Landlord. Guarantor represents and warrants that it is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the Tenant’s financial conditions and any other matter pertinent hereto as it may desire, and it is not relying upon or expecting Landlord to furnish to it any information now or hereafter in the Landlord’s possession concerning the same. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks it acknowledges. Guarantor has been advised by legal counsel in the negotiation, execution and delivery of this Guaranty.
9. In the event Guarantor pays any sum to or for the benefit of Landlord pursuant to this Guaranty, Guarantor shall have no right of contribution, indemnification, exoneration, reimbursement, subrogation, or other right or remedy against or with respect to Tenant, any other guarantor, or any collateral, whether real, personal or mixed, securing the obligations of Tenant to Landlord, and Guarantor hereby waives and releases any and all such rights which it may now or hereafter have.
10. If Guarantor advances any sums to Tenant or its successors or assigns or if Tenant or its successors or assigns shall hereafter become indebted to Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to Landlord by Tenant.
11. This Guaranty shall be binding upon the Guarantor, and Guarantor’s heirs, administrators, executors, successors and assigns, and shall inure to the benefit of Landlord and its heirs, successors, and assigns. Without limiting the generality of the preceding sentence, Guarantor specifically agrees that this Guaranty may be (a) freely assigned by Landlord and (b) enforced by Landlord’s mortgagee. Guarantor shall not sell, assign or otherwise transfer this Guaranty without Landlord’s consent, which may be withheld in Landlord’s sole and absolute discretion. For purposes hereof, a tarnsfer shall include, without limitation, any assignment by operation of law, and any merger, consolidation, or asset sale involving Guarantor, any direct or indirect transfer of control of Guarantor, and any transfer of a majority of the ownership interest in Guarantor.
12. The liability of the Guarantor hereunder, if more than one, shall be joint and several. For purposes of this instrument the singular shall be deemed to include the plural, and the neuter shall be deemed to include the masculine and feminine, as the context may require.
13. If any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Guaranty shall remain in full force and effect and shall be liberally construed in favor of Landlord in order to effect the provisions of this Guaranty.
14. Guarantor agrees that this Guaranty shall be governed by and construed according to the laws of the state in which the Premises are located and the Guarantor is subject to the jurisdiction of the court of the county or relevant political subdivision in which the Premises are located or of the federal district court in which the Premises are located.
15. Any notice, consent or other communication under this Guaranty shall be in writing and addressed to Landlord or Guarantor at their respective addresses specified in this Guaranty or the Lease (or to such other address as either may designate by notice to the other). Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused.
IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed, under seal, as of the day and year first above written.

GUARANTOR:

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Evan Loh, MD
Name:	Evan Loh, MD
Title:	President & CMO

Tenant: Paratek Pharma, LLC Premises: Maschellmac I, Suites 400, 400A and 404

SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of September 7, 2016, by and between ATLANTIC AMERICAN PROPERTIES TRUST, a Maryland real estate investment trust (‘'Landlord”), and PARATEK PHARMA, LLC, a Delaware limited liability company ('“Tenant”').
A. Landlord and Tenant are parties to a Lease (“Original Lease”-) dated January 23, 2015, as amended by a First Amendment to Lease dated April 30, 2015 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the premises (“Current Premises”) deemed to contain 6,029 rentable square feet of space commonly known as Suites 400 and 400A in Maschellmac I located at 1000 First Avenue, King of Prussia, PA 19406. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.
B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional premises in the Building commonly known as Suite 404 and shown on the location plan attached hereto as Exhibit A, which space is deemed to contain 1,615 rentable square feet of space (“Additional Premises”).
C. Landlord and Tenant wish to amend the Current Lease to expand the Current Premises to include the Additional Premises upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:
1. Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.
2. Additional Premises.
(a) The Term for the Additional Premises commences on the date (“Additional Premises Commencement Date”) that is the earlier of: (i) the date on which Tenant first conducts any business at all or any portion of the Additional Premises; or (ii) Substantial Completion (as defined in Exhibit C).
(b) By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”). Landlord will notify Tenant of the Additional Premises Commencement Date, rentable square footage of the Additional Premises, and all other matters stated therein. The COLT will be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant. Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.
(c) Effective on the Additional Premises Commencement Date: (i) the “Premises” means, collectively, the Current Premises and the Additional Premises; (ii) “Tenant’s Share” means the rentable area of the Premises divided by the rentable area of the Building on the date of calculation, which on the Additional Premises Commencement Date is stipulated to be 10.31%; and (iii) the rentable area of the Premises is deemed to be 7,644 rentable square feet.
3. Term.
(a) The Term for the Current Premises ends on October 31, 2021. “Expiration Date” means the last day of the Term, or such earlier date of termination of the Lease pursuant to the terms thereof.
(b) The Term for the Additional Premises ends on the last day of the calendar month preceding the first anniversary of the Additional Premises’ Commencement Date. Notwithstanding the foregoing, if the parties execute an amendment whereby Tenant will lease the second floor of the Building in lieu of the Current Premises and Additional Premises (“Substitution Premises”), the Additional Premises Term will expire on the date that is the earlier of: (i) the last day of the calendar month preceding the first anniversary of the Additional Premises Commencement Date, or (ii) the commencement date for die Substitution Premises (“Additional Premises Expiration Date”).
(c) Any and all options of Tenant to extend or reduce the Term or expand or reduce the size of the Premises, including without limitation rights of first refusal, offer, and negotiation, shall not apply to the Additional Premises.
4. Fixed Rent.
(a) Effective on the Additional Premises Commencement Date, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent with respect to the Additional Premises during the Term as follows, payable in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of Additional Premises	Annualized Fixed Rent	Monthly Fixed Rent
Additional Premises Rent Period 1	$23.50	$37,952.50	$3,162.71

“Additional Premises Rent Period” means, with respect to the first Additional Premises Rent Period, the period that begins on the Additional Premises Commencement Date, and ends on the Additional Premises Expiration Date.
(b) All Rent payments must be made by electronic funds transfer as follows (or as otherwise directed in writing by Landlord to Tenant from time to time): (i) ACH debit of funds, provided Tenant first completes Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account; or (ii) ACH credit of immediately available funds to an account designated by Landlord. “ACH” means Automated Clearing House network or similar system designated by Landlord. All Rent payments must include the Building number and the Lease number, which numbers will be provided to Tenant.
5. Condition of Premises. Except as set forth otherwise on Exhibit C attached hereto, Tenant acknowledges and agrees that Landlord has no obligation under the Lease to make any improvements to or perform any work in the Current Premises or the Additional Premises, or provide any improvement allowance, and Tenant accepts the Current Premises and the Additional Premises in their current “AS IS” condition. Neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition or suitability, including without limitation, the fitness for Tenant’s intended use, of the Additional Premises. Tenant acknowledges that the Leasehold Improvements (as defined in Exhibit C) will be completed while Tenant is occupying the Current Premises, and may interfere with or disrupt Tenant’s business or otherwise inconvenience Tenant. Landlord’s completion of the Leasehold Improvements during Tenant’s occupancy of the Current Premises will not be considered a breach of Tenant’s rights under the Lease. Landlord will use commercially reasonable efforts to minimize any disruption or inconvenience to Tenant, provided Tenant will reasonably cooperate with Landlord with respect to the Leasehold Improvements, including without limitation packing loose and personal contents and moving Tenant’s electronic equipment as reasonably directed by Landlord. Landlord will provide Tenant with a schedule for completing the Leasehold Improvements, after which Tenant will provide access to the Current Premises to Landlord without Landlord having to provide any further notice to Tenant.
6. Utilities. For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf of Tenant, Tenant’s utility consumption data from the applicable utility provider for informational purposes and to enable Landlord to obtain full building Energy Star scoring for the Building. In the event of an emergency, such as a burst waterline or act of God, Landlord may make repairs for which Tenant is responsible under the Lease (at Tenant’s cost) without giving Tenant prior notice, but in such case Landlord will provide notice to Tenant as soon as practicable thereafter, and Landlord will take commercially reasonable steps to minimize the costs incurred.
7. Operating Expenses. Effective on the Additional Premises Commencement Date, the “Base Year” for the Additional Premises only means calendar year 2016 and the “Snow Stop” means $0.25. Nothing contained herein is intended to modify the Base Year or Snow Stop for the Current Premises.
8. Brokerage Commission. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Cushman & Wakefield (“Broker”). Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising from any misrepresentation or breach of warranty under this Section. Landlord must pay Broker a commission in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section will survive the expiration or earlier termination of the Term.
9. Notices. Wherever in the Lease it is required or permitted that notice or demand be given or served by either party to the Lease to or on the other party, such notice or demand will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (e.g., Federal Express, UPS, and USPS) with evidence of receipt required for delivery; (iii) delivered by registered or certified mail, return receipt requested, postage prepaid; or (iv) emailed with evidence of receipt; in all such cases addressed to the parties at the addresses set forth below. Each such notice will be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party has the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party must, if requested, within ten 10 days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord. Notwithstanding the foregoing: (a) any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, notice of maintenance activities or Landlord access, changes in rules and regulations, etc.) may be given by written notice left at the Premises or delivered by regular mail, facsimile, or electronic means (such as email) to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies; and (b) invoices, notices of change in billing or notice address, and statements of estimated or reconciliation of Operating Expenses and/or utilities, may be sent by regular mail or electronic means (such as email) to Tenant’s billing contact. Section 21 of the Original Lease is hereby deleted in its entirety.

Tenant:	Paratek Pharma, LLC
Attn: Office Manager
1000 First Avenue, Suite 400
King of Prussia, PA 19406
Phone: 484.751.4949
Email for billing contact: AP@paratekpharma.com

Landlord:	Atlantic American Properties Trust	With a copy to:
	c/o Brandywine Realty Trust	Email: Legal.Notices@,bdnreit.com
555 East Lancaster Ave., Suite 100
Radnor, PA 19087
Attn: Jeff DeVuono
Phone No. 610-325-5600
Email: ieff.devuono@.bdnreit.com

10. Effect of Amendment: Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that Section 17(i) of the Original Lease concerning Confession of Judgment is hereby deleted and replaced by the following:
In addition to, and not in lieu of any of the foregoing rights granted to Landlord:
WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF

EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
(a)    In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.
TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT:
PARATEK PHARMA, LLC

By:	/s/ Raj Padmanabhan
Name:	RAJ PADMANABHAN
Title:	VICE PRESIDENT, IT
Date:	09/08/2016

COMMONWEALTH OF Massachusetts	§
§
COUNTY OF Suffolk	§
This document was acknowledged before me on September 8, 2016 by Raj Padmanabhan, who personally appeared before me of and known to me to be the person who signed on behalf of said Parteek Pharma LLC.

/s/ Janeva L. Zabala
Notary Public in and for the Commonwealth of Pennsylvania

My commission expires:	August 28, 2020

Notary’s Printed Name:	Janeva L. Zabala

11. Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.
12. Counterparts: Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first- above written.

LANDLORD:
ATLANTIC AMERICAN PROPERTIES TRUST

By:	/s/ Jeff DeVuono
Name:	JEFF DEVUONO
Title:	EVP
Date:	9.12.16

TENANT:
PARATEK PHARMA, LLC

By:	/s/ Raj Padmanabhan
Name:	RAJ PADMANABHAN
Title:	VICE PRESIDENT, IT
Date:	09/08/2016

ACKNOWLEDGMENT OF GUARANTOR ON FOLLOWING PAGE

GUARANTOR ACKNOWLEDGMENT
The undersigned (“Guarantor”), acknowledges that Guarantor became guarantor and surety for the Lease pursuant to Section 10 of the First Amendment to Lease and the Guaranty (“Guaranty”), wherein Guarantor agreed to remain liable for the performance of all of Tenant’s obligations and liabilities under the Lease.
Guarantor confirms the continuing obligation of Guarantor under the Guaranty with respect to the Lease. Furthermore, in consideration of the execution by Landlord of this Amendment, and intending to be legally bound, Guarantor hereby confirms and agrees that the obligations and liabilities of Guarantor under the Guaranty include this Amendment and the obligations and liabilities of Tenant thereunder.
Notwithstanding anything to the contrary, Guarantor’s joinder to this Amendment for the purposes of this paragraph is not intended to modify in any way Landlord’s rights under Section 2 of the Guaranty.

GUARANTOR:
PARATEK PHARMACEUTICALS, INC.

By:	/s/ Raj Padmanabhan
Name:	RAJ PADMANABHAN
Title:	VICE PRESIDENT, IT
Date:	09/08/2016

EXHIBIT A
LOCATION PLAN OF ADDITIONAL PREMISES (NOT TO SCALE)

EXHIBIT B
CONFIRMATION OF LEASE TERM
THIS CONFIRMATION OF LEASE TERM (“COLT”) is made as of                                  between           (“Landlord”) and                                            (“Tenant”).
1. Landlord and Tenant are parties to that certain lease dated                (“Lease Document”), with respect to the premises described in the Lease Document, known as Suite         consisting of approximately         rentable square feet (“Premises”), located at                                  .
2. All capitalized terms, if not defined in this COLT, have the meaning give such terms in the Lease Document.
3. Tenant has accepted possession of the Premises in their “AS IS” “WHERE IS” condition and all improvements required to be made by Landlord per the Lease Document have been completed.
4. The Lease Document provides for the commencement and expiration of the Term of the lease of the Premises, which Term commences and expires as follows:
a. Commencement of the Term of the Premises:
b. Expiration of the Term of the Premises:
5. The required amount of the Security Deposit and/or Letter of Credit per the Lease Document is $                .Tenant has delivered the Security Deposit and/or Letter of Credit per the Lease Document in the amount of $              .
6. The Building Number is               and the Lease Number is           . This information must accompany every payment of Rent made by Tenant to Landlord per the Lease Document.

TENANT:	LANDLORD:

By:	By:

Name:	Name:

Title:	Title:

B-1

EXHIBIT C
Leasehold Improvements
1. Landlord will, at its sole cost and expense using Building-standard materials and finishes: (i) repaint the existing painted walls of the Additional Premises with 1 coat of paint, and (ii) replace the existing carpet in all office areas of the Additional Premises (“Leasehold Improvements”).
2. “Substantial Completion” means the date on which the Leasehold Improvements have been completed except as set forth on the Punch List (as defined below). Notwithstanding the foregoing, in the event of Tenant Delay (as defined below), Substantial Completion shall be deemed to be the date Substantial Completion would have occurred but for Tenant Delays. Landlord shall have no obligation to expend any funds, employ any additional labor, contract for overtime work, or otherwise take any action to compensate for any Tenant Delay. If issuance of governmental permits or approvals is conditioned upon Tenant’s installation of its equipment, racking, cabling, or furniture or completion of any other work or activity in the Additional Premises for which Tenant is responsible, and the governmental authority will not issue such permits or approvals, or schedule an inspection of the Leasehold Improvements due to Tenant’s failure to complete any work, installation, or activity (including the installation of any telephone, telephone switching, telephone, data, and security cabling and systems, furniture, computers, servers, Tenant’s trade fixtures and other personal property installed (or to be installed) by or on behalf of Tenant in the Additional Premises), then Substantial Completion is deemed to have occurred without Landlord having obtained such permits or approvals. “Tenant Delay” means any Tenant-caused delay in Substantial Completion, including without limitation: (i) Tenant’s failure to provide any reasonably requested information or approvals related to the Leasehold Improvements within 3 business days after receipt of Landlord’s written request therefor; (ii) Tenant’s request for materials, finishes, or installations other than Landlord’s Building standard; and (iii) the performance or completion of any work, labor, or services by Tenant or any party employed or engaged by or on behalf of Tenant.
3. Prior to delivery of possession of the Additional Premises to Tenant, Landlord or Landlord’s architect will prepare a preliminary punch list in writing for Landlord’s and Tenant’s review, and Landlord and Tenant will examine the Additional Premises and agree on a final punch list that specifies any items of work that require correction, repair, or replacement (“Punch List”). Tenant must approve the Punch List in writing within 2 business days of the walkthrough. Landlord will use commercially reasonable efforts to complete the Punch List work within 30 days.
4. Tenant is solely responsible for the purchase and installation of all furniture and equipment, including without limitation its data/telecommunication systems and wiring at the Additional Premises. Subject to Landlord’s reasonable approval, Tenant may use the vendor of its choice for such installation. Tenant must contact the municipality in which the Building is located for specific installation requirements, comply with all local rules and regulations, and obtain and pay for any and all required permits in connection therewith.
5. Tenant will have reasonable access to the Additional Premises (“Early Access”) during completion of the Leasehold Improvements to coordinate installation of Tenant’s cabling and wiring; provided in any such case Tenant’s Early Access does not interfere with, or delay completion of the Leasehold Improvements, and Tenant first provides Landlord with a certificate of insurance as required under the Lease. All insurance, waiver, and indemnity provisions of the Lease will be in full force and effect during Early Access. Tenant must ensure that its phone/data, security, and other vendors comply with all applicable Laws and pull their permits and perform their work in conjunction with the Leasehold Improvements so as not to delay completion of the Leasehold Improvements and any and all inspections therefor. Any delay resulting from Early Access, including without limitation due to a Tenant vendor’s work delaying Landlord’s ability to obtain its permits, is deemed a Tenant Delay.

Tenant: Paratek Pharma, LLC Current Premises: 1000 First Ave, Suite 400, 400A & 404 New Premises: 1000 First Ave, Suite 200

THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of Oct 26, 2016, by and between ATLANTIC AMERICAN PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and PARATEK PHARMA, LLC, a Delaware limited liability company (“Tenant”).
A. Landlord and Tenant are parties to a Lease (“Original Lease”) dated January 23, 2015, as amended by a First Amendment to Lease (“First Amendment”) dated April 30, 2015, and a Second Amendment to Lease (“Second Amendment”) dated September 7, 2016 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the premises (“Current Premises”) deemed to contain 7,644 rentable square feet of space commonly known as Suite 400, Suite 400A and Suite 404 (“Suite 404”) in Maschellmac I. located at 1000 First Avenue, King of Prussia, Pennsylvania 19406. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.
B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain other premises in the Building commonly known as Suite 200 and shown on the location plan attached hereto as Exhibit A. which space is deemed to contain 19,708 rentable square feet of space (“New Premises”).
C. Landlord and Tenant wish to amend the Current Lease to relocate the Premises from the Current Premises to the New Premises and extend the Term upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein. Landlord and Tenant hereby agree as follows:
1. Incorporation of Recitals; Definitions The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.
2. New Premises
(a) The Term for the New Premises commences on the date (“New Premises Commencement Date”) that is the earlier of: (i) the date on which Tenant first conducts any business at all or any portion of the New Premises; or (ii) Substantial Completion (as defined in Exhibit C).
(b) By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”). Landlord will notify Tenant of the New Premises Commencement Date, the exact rentable square footage of the New Premises, which shall be no greater than 19,708 rentable square feet, and all other matters stated therein. The COLT will be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 business days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’ s objections.
(c) Effective on the New Premises Commencement Date: (i) all references in the Lease to the “Premises” shall refer to the New Premises; and (ii) all references in the Lease to the “Tenant’s Share” shall mean the rentable area of the New Premises divided by the rentable area of the Building on the date of calculation, which on the New Premises Commencement Date is stipulated to be 26.58.
3

3. Term.
(a) The Term for the Current Premises is hereby terminated on the day immediately prior to the New Premises Commencement Date. Prior to the New Premises Commencement Date, Tenant must vacate and surrender the Current Premises to Landlord in the same manner and with the same effect as if that date had been originally fixed in the Current Lease as the expiration date therefor. If Tenant fails to do so, Tenant will be deemed a tenant at sufferance with respect to the Current Premises and Landlord’ s remedies will be as specified in the Lease and otherwise available at law and in equity, including under Section 18 of the Original Lease.
(b) The Term for the New Premises is hereby extended through 11:59 p.m. on: (i) if the New Premises Commencement Date is the first day of a calendar month, the day immediately prior to the 91-month anniversary of the New Premises Commencement Date; or (ii) if the New Premises Commencement Date is not the first day of a calendar month, the last day of the calendar month containing the 91-month anniversary of the New Premises Commencement Date. “Expiration Date” means the last day of the Term, or such earlier date of termination of the Lease pursuant to the terms thereof. Except for Section 26 of the Original Lease and Section 12 below, any and all options of Tenant to extend or reduce the Term or expand or reduce the size of the Premises, including without limitation rights of first refusal, offer, and negotiation, are hereby deleted in their entireties and are of no further force and effect.
4. Fixed Rent.
(a) Effective on the New Premises Commencement Date. Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim. Fixed Rent with respect to the New Premises during the Term as follows, payable in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of New Premises	Annualized Fixed Rent	Monthly Fixed Rent
Partial Rent Abatement Period	$1.12	$22,072.96	$1,839.41
New Premises Rent Period 1	$23.87	$470,429.96	$39,202.50
New Premises Rent Period 2	$24.37	$480,283.96	$40,023.66
New Premises Rent Period 3	$24.87	$490,137.96	$40,844.83
New Premises Rent Period 4	$25.37	$499,991.96	$41,666.00
New Premises Rent Period 5	$25.87	$509,845.96	$42,487.16
New Premises Rent Period 6	$26.37	$519,699.96	$43,308.33
New Premises Rent Period 7 - Expiration Date	$26.87	$529,553.96	$44,129.50
“Partial Rent Abatement Period” means the period that begins on the New Premises Commencement Date and ends on the day immediately prior to the 12-month anniversary of the New Premises Commencement Date. “New Premises Rent Period” means, with respect to the first New Premises Rent Period, the period that begins on the Full Rent Start Date, and ends on the last day of the calendar month preceding the month in which the second anniversary of the New Premises Commencement Date occurs; thereafter each succeeding New Premises Rent Period shall commence on the day following the end of the preceding New Premises Rent Period, and shall extend for 12 consecutive months. “Full Rent Start Date” means the day immediately following the end of the Partial Rent Abatement Period. During the Partial Rent Abatement Period. Tenant shall pay to Landlord (without regard to the Base Year): (i) Fixed Rent: (ii) utilities as set forth in Section 6 of the Original Lease; and (iii) all other amounts due Landlord under the Lease (as amended).
(b) Effective on the New Premises Commencement Date, Landlord shall credit Tenant for the total amount of Fixed Rent paid to Landlord for the Additional Premises (as defined in the Second Amendment).
4

5. Condition of Premises. Except as set forth otherwise on Exhibit C attached hereto. Tenant acknowledges and agrees that Landlord has no obligation under the Lease to make any improvements to or perform any work in the New Premises, or provide any improvement allowance, and Tenant accepts the New Premises in their current “AS IS” condition. Neither Landlord, nor anyone acting on Landlord’ s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition or suitability, including without limitation, the fitness for Tenant’s intended use. of the New Premises. In addition, Landlord will, at its sole cost and expense using Building-standard materials and finishes, renovate the second floor restrooms of the Building, remove the existing perimeter base board units and make necessary changes to the HVAC system as a result of such removal and replace or repair any defective VAV boxes, (“Landlord's Base Building Work”).
6. Operating Expenses. Effective on the New Premises Commencement Date, the “Base Year” means calendar year 2017.
7. Brokerage Commission. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Cushman & Wakefield (“Broker”). Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys' fees and court costs), arising from any misrepresentation or breach of warranty under this Section. Landlord must pay Broker a commission in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section will survive the expiration or earlier termination of the Term.
8. Effect of Amendment: Ratification. Landlord and Tenant hereby acknowledge and agree that except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that Section 17(i) of the Original Lease concerning Confession of Judgment are hereby deleted and replaced by the following:
In addition to, and not in lieu of any of the foregoing rights granted to Landlord:
WHEN THIS LEASE OR TENANT’ S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
(a)    In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.
5

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY. AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT’ S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT:

By:	/s/ Evan Loh
Name:	EVAN LOH
Title:	President & CMO
Date:	10-26-2016

9. Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.
10. Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.
11. OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’ s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.
12. Termination Option. Provided: (i) Tenant is not currently in default of the Lease; (ii) the Lease is in full force and effect and (iii) Tenant is the originally named Tenant or a Permitted Transferee, Tenant has the right to terminate the Lease effective at 11:59 p.m. on the Termination Date, in accordance with and subject to each of the following terms and conditions (“Termination Option”). The “Termination Date” means the last day of the 67th full calendar month after the Full Rent Start Date. If Tenant desires to exercise the Termination Option, Tenant must give to Landlord irrevocable written notice of Tenant’ s exercise of the Termination Option (“Termination Notice”), together with the Termination Payment (as defined below). The Termination Notice and the Termination Payment must be received by Landlord no later than the date that is 12 months prior to the Termination Date, failing which the Termination Option is deemed waived (provided Landlord reserves the right to waive in writing the requirement that Tenant fully and/or timely pay the Termination Payment). The “Termination Payment” means the sum of the unamortized (amortized on a straight-line basis with interest at 8%) amount of the following in connection with the Lease: (i) brokerage commissions and attorneys’ fees paid by Landlord; (ii) rent concessions; and (iii) total cost incurred by Landlord for improvements to the Premises, including without limitation the Leasehold Improvements, plus any and all allowances to Tenant, including without limitation the Improvement Allowance. All costs associated with the Landlord's Base Building Work shall not be included in the calculation of the Termination Payment. Landlord shall provide the calculation of the Termination Payment in the COLT. If such calculation is not provided in the COLT then Tenant shall not be obligated to pay the Termination Payment at die time Termination Notice is provided but shall make such payment within thirty (30) after receipt of such calculation in accordance with the terms of this Amendment. Tenant’s payment of the Termination Payment is a condition precedent to the termination of the Lease on the Termination Date, and such obligation survives the Expiration Date. Tenant acknowledges and agrees that the Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant. The Termination Payment is payable only
6

by wire transfer or cashier’s check. Time is of the essence with respect to the dates and deadlines set forth herein. Notwithstanding the foregoing, if at any time during the period on or after the date of the Termination Notice, up to and including the Termination Date, Tenant is in monetary default of the Lease, beyond any applicable notice and cure period, then Landlord may elect, but is not obligated, by written notice to Tenant to cancel and declare null and void Tenant's exercise of the Termination Option, in which case the Lease shall continue in full force and effect for the full Term unaffected by Tenant’ s exercise of the Termination Option. As of the date Tenant delivers the Termination Notice, any and all unexercised rights or options of Tenant to extend the Term or expand the Premises (whether expansion options, rights of first refusal, rights of first offer, or otherwise), and any and all outstanding tenant improvement allowance not properly claimed by Tenant in accordance with the Lease immediately terminate and are automatically, without further action required by any party, null and void and of no force or effect. If Tenant timely and properly exercises the Termination Option in accordance with this paragraph and Landlord has not negated the effectiveness of Tenant’s exercise of the Termination Option pursuant to the foregoing, the Lease and the Term shall come to an end on the Termination Date with the same force and effect as if the Term were fixed to expire on such date, the Expiration Date shall be the Termination Date, and the terms and provisions of Section 18 of the Original Lease shall apply.
13. Food Service. Landlord will endeavor to use commercially reasonable efforts to provide food service options to the Building (e.g., grab and go, vending machines, food truck, etc.). If the vendor cannot establish or sustain operation to the Building, it shall not be a breach by the Landlord under the Lease.
14. Extension Option. For the avoidance of doubt, the Extension Option as detailed in Section 26 of the Lease shall remain in full force and effect.
[SIGNATURES ON FOLLOWING PAGE]

7

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first- above written.

LANDLORD:
ATLANTIC AMERICAN PROPERTIES TRUST

By:	/s/ George Johnstone
Name:	George Johnstone
Title:	Executive Vice President Operations
Date:	10. 26. 16

TENANT: PARATEK PHARMA, LLC

By:	/s/ Evan Loh
Name:	EVAN LOH
Title:	President & CMO
Date:	Oct 26, 2016

[ACKNOWLEDGMENT OF GUARANTOR ON FOLLOWING PAGE]

8

GUARANTOR ACKNOWLEDGMENT
The undersigned (“Guarantor”), acknowledges that Guarantor became guarantor and surety for the Lease pursuant to Section 10 of the First Amendment to Lease and the Guaranty (“Guaranty”), wherein Guarantor agreed to remain liable for the performance of all of Tenant’ s obligations and liabilities under the Lease.
Guarantor confirms the continuing obligation of Guarantor under the Guaranty with respect to the Lease. Furthermore, in consideration of the execution by Landlord of this Amendment, and intending to be legally bound, Guarantor hereby confirms and agrees that the obligations and liabilities of Guarantor under the Guaranty include this Amendment and the obligations and liabilities of Tenant thereunder.
Notwithstanding anything to the contrary, Guarantor’ s joinder to this Amendment for the purposes of this paragraph is not intended to modify in any way Landlord’ s rights under Section 2 of the Guaranty.

GUARANTOR
PARATEK PHARMACEUTICALS, INC.

By:	/s/ Evan Loh
Name:	EVAN LOH
Title:	President & CMO
Date:	Oct 26, 2016

9

EXHIBIT A
LOCATION PLAN OF NEW PREMISES (NOT TO SCALE)

A-1

SUITE 200
19,416 RSF

POLEK SCHWARTZ
ARCHITECTS

MASCHELLMAC OFFICE COMPLEX
BUILDING 1000 - SUITE 200
1000 FIRST AVENUE
KING OF PRUSSIA, PA 19406

BrandywineRealtyTrust

1000
200

A-2

EXHIBIT B
CONFIRMATION OF LEASE TERM
THIS CONFIRMATION OF LEASE TERM (“COLT”) is made as of                                     between                                     (“Landlord”) and                                     (“Tenant”).
1. Landlord and Tenant are parties to that certain lease dated            (“Lease Document”), with respect to the premises described in the Lease Document, known as Suite            consisting of approximately            rentable square feet (“Premises”), located at                       .
2. All capitalized term, if not defined in this COLT, have the meaning give such terms in the Lease Document.
3. Tenant has accepted possession of the Premises in their “AS IS” “WHERE IS” condition and all improvements required to be made by Landlord per the Lease Document have been completed.
4. The Lease Document provides for the commencement and expiration of the Term of the lease of the Premises, which Term commences and expires as follows:
a. Commencement of the Term of the Premises:
b. Expiration of the Term of the Premises:
5. The required amount of the Security Deposit and/or Letter of Credit per the Lease Document is $                . Tenant has delivered the Security Deposit and/or Letter of Credit per the Lease Document in the amount of $                .
6. The Building Number is                 and the Lease Number is                . This information must accompany every payment of Rent made by Tenant to Landlord per the Lease Document.

TENANT:	LANDLORD:

By:	By:

Name:	Name:

Title:	Title:

B-1

EXHIBIT C
LEASEHOLD IMPROVEMENTS
This Exhibit C-Leasehold Improvements (this “Exhibit”) is a part of the Amendment to which this Exhibit is attached. Capitalized terms not defined in this Exhibit shall have the meanings set forth for such terms in the Amendment.
1. Process.
(a) Leasehold Improvements. “Leasehold Improvements” means the improvements, alterations, and other physical additions to be made or provided to, constructed, delivered, or installed at, or otherwise acquired for, the New Premises in accordance with the CD’ s (as defined in Section 1(b) below), or otherwise approved in writing by Landlord, including without limitation all necessary demising walls and associated work. Any provision of this Exhibit to the contrary notwithstanding, the Leasehold Improvements shall not include any telephone, telephone switching, telephone, data, and security cabling and systems, furniture, computers, servers, Tenant’s trade fixtures and equipment, and other personal property installed (or to be installed) by or on behalf of Tenant in the New Premises or any of the associated permits for any of the foregoing (“Tenant’s Equipment”).
(b) Approval of CD’ s. Landlord shall cause its architect (“Architect”) to prepare proposed construction drawings and specifications for the Leasehold Improvements (“Proposed CD’ s”), and deliver the Proposed CD’ s to Tenant for approval in accordance with Section 1(c) below (once approved, the “CD’ s”). The CD’ s may include construction working drawings, mechanical, electrical, plumbing, and other technical specifications, and the finishing details, including wall finishes and colors, and technical and mechanical equipment installation, if any, detailing installation of the Leasehold Improvements, and shall be based on the preliminary plans and scope attached hereto as Exhibit C-l
(c) Tenant’s Approval Process. Within 5 business days after Tenant’ s receipt of the Proposed CD’ s from Landlord, Tenant shall notify Landlord in writing as to whether Tenant approves or disapproves of such Proposed CD’ s (as applicable), which approval shall not be unreasonably withheld, conditioned, or delayed. It shall be deemed unreasonable for Tenant to condition its consent on changes to the Proposed CD’ s that increase the scope of work or cost associated therewith beyond what is in Exhibit C-l. If Tenant disapproves of such Proposed CD’ s or any aspect thereof: (i) Tenant shall provide Landlord with a reasonably detailed written statement setting forth the reason(s) for such disapproval; (ii) Landlord and Tenant shall work together in good faith to promptly resolve any open issues; (iii) Landlord shall promptly have the Proposed CD’ s (as applicable) revised and resubmitted to Tenant for Tenant’ s approval; and (iv) this process shall continue until Tenant approval is given, except that Tenant shall approve or disapprove any revisions within 2 business days after Tenant’ s receipt thereof, and if Tenant fails to timely deliver to Landlord Tenant’ s written disapproval, Tenant shall be deemed to have given its approval, and Landlord shall be authorized (but not required) to proceed thereon.
(d) Change Orders. Tenant shall have the right to make changes to the CD’ s provided: (i) such changes are first approved in writing by Landlord (“Approved Changes”); and (ii) Tenant reimburses Landlord for die net costs to Landlord (including any delays) arising therefrom (the “Additional Costs”) within 15 days after receipt of an invoice(s) therefor.
(e) Outside Date. If, as a result of Tenant Delay (as defined in Section 8). Substantial Completion is delayed in the aggregate for more than 30 days, Landlord may (but shall not be required to), in addition to all of its rights and remedies under the Lease, at any time thereafter terminate the Amendment by giving written notice of such termination to Tenant and thereupon the Amendment shall terminate without further liability or obligation on the part of either party, except that Tenant shall reimburse Landlord for its total cost incurred in connection with the Leasehold Improvements and the Amendment to the date of termination.
(f) Tenant’s and Landlord’s Representative. “Tenant’s Representative” means Raj Padmanabhan, whose email address is raj.padmanabhan/@paratekpharma.com. “Landlord’s Representative” means Brenna Carter, whose email address is Brenna.Carter@bdnreit.com. Each party shall have the right to designate a substitute individual as Tenant’ s Representative or Landlord’ s Representative, as applicable, from time to time by written notice to the other. All correspondence and information to be delivered to Tenant with respect to this Exhibit shall be delivered to Tenant's Representative, and all correspondence and information to be delivered to Landlord with respect to this Exhibit shall be delivered to Landlord's Representative. Notwithstanding anything to the contrary in the Lease, communications between Landlord’ s Representative and Tenant's Representative in connection with this Exhibit may be given via electronic means such as email without copies. Tenant's Representative shall have authority to grant any consents or approvals by Tenant under this Exhibit, and for authorizing and executing any and all change orders or other documents in connection with this Exhibit, and Landlord shall have the right to rely thereon. Tenant hereby ratifies all actions and decisions with regard to the Leasehold Improvements that Tenant’ s Representative may have taken or made prior to the execution of the Amendment. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order, approval, or other matter relating to the Leasehold Improvements until it has been executed by Tenant’ s Representative or a senior officer of Tenant.

2. Completion of Leasehold Improvements.
(a) Allocation. Except to the extent that the CD’ s, the Approved Changes, and/or this Exhibit provide that Tenant shall complete a portion of the Leasehold Improvements, Landlord shall cause the Leasehold Improvements to be made, constructed, or installed in a good and workmanlike manner substantially in accordance with the CD’ s and Approved Changes.
(b) Building Standards. Except as expressly set forth otherwise in the CD’ s and/or the Approved Changes, Landlord shall cause the Leasehold Improvements to be constructed or installed to Building Standards; provided, however, Landlord shall have the right to substitute comparable non-Building Standard materials, fixtures, finishes, and items to the extent Building Standard items are not readily available. “Building Standard” means the quality and quantity of materials, finishes, ways and means, and workmanship specified from time to time by Landlord as being standard for leasehold improvements at the Building or for other areas at the Building, as applicable.
3. Central Systems. Neither Tenant nor any of its agents or contractors shall alter, modify, or in any manner disturb any of the Building systems or components within the Building core servicing the tenants of the Building or Building operations generally (such as base building plumbing, electrical, heating, ventilation and air conditioning, fire protection and fire alert systems, elevators, structural systems, building maintenance systems, or anything located within the core of the Building or central to the operation of the Building).
4. Tenant’s Equipment. Tenant shall be solely responsible for the procuring, ordering, delivery, and installation of Tenant’s Equipment in compliance with all Laws. Tenant shall coordinate the installation of Tenant’s Equipment (including cabling) at the New Premises with Contractor’s (as defined in Section 5) completion of the Leasehold Improvements.
5. Cooperation. Tenant and Tenant’s Representative shall cooperate with Landlord, Architect, and Landlord's general contractor (“Contractor”) to promote the efficient and expeditious completion of the Leasehold Improvements.
6. Substantial Completion. “Substantial Completion” means the later of the date on which: (i) the Leasehold Improvements have been completed except for Punch List work; and (ii) Landlord has obtained a final inspection approval, or temporary or permanent certificate of occupancy from the applicable local governing authority. If issuance of such approval or certificate is conditioned upon Tenant’ s installation of its equipment, racking, cabling, or furniture, or completion of any other work or activity in the New Premises for which Tenant is responsible, and the governmental authority will not issue the approval or certificate, or schedule an inspection of the Leasehold Improvements due to Tenant’ s failure to complete any work, installation, or activity (including the installation of the Tenant’ s Equipment), then Substantial Completion shall be deemed to have occurred without Landlord having obtained the approval or temporary or permanent certificate of occupancy New Premises Commencement Date shall be established. “Punch List” means the list of items of Leasehold Improvements, if any, that require correction, repair, or replacement do not materially affect Tenant’ s ability to use the New Premises for the Permitted Use, and are listed in a writing prepared in accordance with Section 7 below.
7. Punch List. Prior to Substantial Completion, Landlord or the Architect shall prepare a preliminary Punch List in writing for Landlord’s and Tenant’s review. Landlord shall schedule a walkthrough of the New Premises with Tenant’ s Representative to occur on Substantial Completion, from which Landlord shall generate a final Punch List. Landlord shall diligently pursue completion of any Punch List work, and make commercially reasonable efforts to complete all Punch List work within 30 days after Substantial Completion. Landlord shall obtain from Contractor a commercially customary one-year warranty for the Leasehold Improvements, and Landlord shall make claim under such warranties on behalf of Tenant, to the extent necessary. The taking of possession of the New Premises by Tenant shall constitute an acknowledgment by Tenant that the New Premises are in good condition and that all work and materials provided by Landlord are satisfactory except as to any latent defects discovered within the first 12 months of the Term and items contained in the Punch List.
8. Tenant Delay. In the event of Tenant Delay, Substantial Completion shall be deemed to be the date Substantial Completion would have occurred but for Tenant Delays. Landlord shall have no obligation to expend any funds, employ any additional labor, contract for overtime work, or otherwise take any action to compensate for any Tenant Delay. “Tenant Delay” means that, in whole or in part, Substantial Completion is delayed, or Landlord is delayed in obtaining any permit(s) or certificate(s) that Landlord is required to obtain under the Lease or this Exhibit, as a result of any of the following: (i) Tenant fails to fully and timely comply with the terms of this Exhibit, including without limitation Tenant’ s failure to comply with any of the deadlines specified in this Exhibit; (ii) Tenant changes the CD’ s, including any Approved Changes, notwithstanding Landlord’s approval of such changes; (iii) Tenant requests non-Building Standard improvements, materials, finishes, or installations; (iv) delays caused by any governmental or quasi-governmental authorities arising from the Leasehold Improvements being designed to include items or improvements not typically found in office space of other comparable buildings in the market in which the Building is located; (v) Tenant or its contractors interfere with the work of Landlord or Contractor including, without limitation, during any pre-commencement entry period or in connection with Tenant's installation of Tenant’ s Equipment; or (vi) any other Tenant-caused delay.
C-2

9. Early Access. Subject to the terms herein and Tenant's compliance with all applicable Laws, Tenant shall have reasonable access to the New Premises (“Early Access”) during completion of the Leasehold Improvements to coordinate installation of Tenant’ s cabling and during the 2-week period immediately prior to Substantial Completion to install its furniture, fixtures, and equipment; provided in any such case Tenant’ s Early Access does not interfere with, or delay completion of the Leasehold Improvements, and Tenant first provides Landlord with a certificate of insurance as required under the Lease. Tenant shall be fully responsible for all costs related to Early Access. All insurance, waiver, indemnity, and alteration provisions of the Lease shall be in full force and effect during Early Access. Tenant shall ensure that its phone/data, security, and other vendors comply with all applicable Laws and pull their permits and perform their work in conjunction with the Leasehold Improvements so as not to delay completion of the Leasehold Improvements and any and all inspections therefor. Tenant and its contractors shall coordinate all activities with Landlord in advance and in writing, and shall comply with Landlord's instructions and directions so that Tenant’ s early entry does not interfere with or delay any work to be performed by Landlord. Any delay resulting from Early Access, including without limitation due to a Tenant vendor’ s work delaying Landlord's ability to obtain its permits, shall be deemed a Tenant Delay.

C-3

## GENERAL NOTES

## LEGEND

## FINISH NOTES

## ELECTRICAL LEGEND

## PARTITION LEGEND

PROPOSED FLOOR PLAN
DEMOLITION FLOOR PLAN

SK-5

POLEK SCHWARTZ
ARCHITECTS

**PARATEK PHARMA**

MASCHELLMAC OFFICE COMPLEX

FLOOR TWO, 1000 FIRST AVENUE, KING OF PRUSSIA, PA 19406

BrandywineRealtyTrust

H-1

FOURTH AMENDMENT TO LEASE

    THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of November 15, 2022, by and between ATLANTIC AMERICAN PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and PARATEK PHARMA, LLC, a Delaware limited liability company (“Tenant”).

A.Landlord and Tenant are parties to a Lease (“Original Lease”) dated as of January 23, 2015, as amended by a First Amendment to Lease dated April 30, 2015, a Second Amendment to Lease dated as of September 7, 2016, and a Third Amendment to Lease dated as of October 26, 2016 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the Premises deemed to contain 19,708 rentable square feet presently known as Suite 200 in the Building known as Maschellmac I located at 1000 First Avenue, King of Prussia, Pennsylvania. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.

B.The Term currently expires on September 30, 2024. Landlord and Tenant agree to amend the Current Lease to extend the Term upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.

2.Term. The Term is hereby extended by an additional 24 months, for the period commencing on October 1, 2024, and terminating on September 30, 2026. Any and all options of Tenant to reduce the Term, terminate the Lease, or expand or reduce the size of the Premises, including without limitation rights of first refusal, offer, and negotiation, are hereby deleted in their entireties and are of no further force and effect. Notwithstanding the above, Tenant shall retain its right to extend the Term for one additional five (5)-year period in accordance with the terms of Section 26 of the Original Lease except that the “Extension Term” means the period from October 1, 2026 through September 30, 2031, and the Extension Option is exercisable by written notice of extension from Tenant received by Landlord no later than September 30, 2025.

3.Fixed Rent. Effective on October 1, 2024, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent during the Term as follows, payable in advance in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of Premises	Annualized Fixed Rent	Monthly Fixed Rent
10/1/24 – 9/30/25	$29.81	$587,495.48	$48,957.96
10/1/25 – 9/30/26	$30.41	$599,320.28	$49,943.36

4.Condition of Premises. Tenant acknowledges and agrees that Landlord has no obligation under the Lease to make any improvements to or perform any work in the Premises, or, except as specifically set forth in this paragraph, provide any improvement allowance, and Tenant accepts the Premises in their current “AS IS” condition. Neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition or suitability, including without limitation, the fitness for Tenant’s intended use, of the Premises. Tenant shall have the right to make improvements in the Premises (collectively, “Leasehold Improvements”) in conformity with plans and specifications approved in advance in writing by Landlord, and in compliance with all applicable Laws, and Landlord’s rules and regulations for construction, using new or comparable materials only, by contractors reasonably approved in writing by Landlord, and on days and at times reasonably approved in writing by Landlord. Tenant shall mark and tag all wiring and cabling installed by it or on its behalf upon installation. Tenant shall be responsible for all elements of the design of the Leasehold Improvements (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises, and the placement of Tenant’s furniture, appliances, and equipment), and Landlord’s approval thereof or of Tenant’s plans therefor shall in no event relieve Tenant of the responsibility for such design. Landlord shall only be responsible for payment of a maximum cost of $197,080.00 (that is, $10.00 per rentable square foot in the Premises) (“Tenant Allowance”) for the Leasehold Improvements. Landlord shall reimburse Tenant up to the Tenant Allowance within 30 days after the submission by Tenant (no more frequently than once per month) of paid invoices and unconditional lien waivers (on Landlord’s form therefor) evidencing the Leasehold Improvements and Landlord’s approval of such work based upon Landlord’s inspection of such Leasehold Improvements; provided, however, written request for payment of the Tenant Allowance must be received by Landlord within 24 months after the date of this Amendment, time of the essence. Any portion of the Tenant Allowance not used by Tenant by the date that is 24 months after the date of this Amendment shall be deemed waived by Tenant and shall not be paid to Tenant, credited against Rent, or applied to Tenant’s moving costs or prior lease obligations. Notwithstanding anything to the contrary herein, Landlord’s reimbursement obligation shall be limited to hard costs of the Leasehold Improvements as well as any planning fees, permits, construction management fees if any and similar soft costs (specifically excluding furniture, fixtures, equipment, and/or data cabling). Notwithstanding the above Tenant may use up to $59,124.00 (that is, $3.00 per rentable square foot in the Premises) towards the costs of furniture, fixtures, equipment and / or data cabling. If Tenant elects to have Landlord oversee completion of the Leasehold Improvements, Tenant shall pay to Landlord a construction management fee equal to 2% of the total cost of such improvements.

5.Operating Expenses. Effective on January 1, 2024, the “Base Year” means calendar year 2024, and the “Snow Stop” means $0.30.

6.Security Deposit. The Security Deposit currently held by Landlord is in the amount of $23,145.67. Effective on October 1, 2024, the “Security Deposit” shall equal $0.00, and Landlord shall credit against Fixed Rent due for October 2024 the entire balance of the Security Deposit then held by Landlord.

7.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate, representing Landlord, and Cushman & Wakefield (“Broker”), representing Tenant. Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord must pay Broker a commission in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section will survive the expiration or earlier termination of the Term.

8.Notices. The current address for notices to Landlord under the Lease is set forth below:

Atlantic American Properties Trust
c/o Brandywine Realty Trust
Attn: Legal Notices/Legal Dept., RE: Building 206
Cira Centre
2929 Arch St., Suite 1800
Philadelphia, PA 19104
Phone: 610-325-5600
Email: Legal.Notices@bdnreit.com

9.Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that the Confession of Judgment provisions of the Current Lease are restated in full below:

In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(a)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT: PARATEK PHARMA, LLC

By: /s/ Raj Padmanabhan
Name: Raj Padmanabhan
Title: Vice President, Head of Digital Information
Date: 11/15/2022
10.Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.

11.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

12.OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first-above written.

LANDLORD:
ATLANTIC AMERICAN PROPERTIES TRUST

By: /s/ George Johnstone
Name: George Johnstone
Title: EVP Operations
Date: 11/15/2022

TENANT:
PARATEK PHARMA, LLC

By: /s/ Raj Padmanabhan
Name: Raj Padmanabhan
Title: Vice President, Head of Digital Information
Date: 11/15/2022

[ACKNOWLEDGMENT OF GUARANTOR ON FOLLOWING PAGE]

GUARANTOR ACKNOWLEDGMENT

The undersigned (“Guarantor”), acknowledges that Guarantor became guarantor and surety for the Lease by a Guaranty dated April 21, 2015 (“Guaranty”), wherein Guarantor agreed to remain liable for the performance of all of Tenant’s obligations and liabilities under the Lease.

Guarantor confirms the continuing obligation of Guarantor under the Guaranty with respect to the Lease. Furthermore, in consideration of the execution by Landlord of this Amendment, and intending to be legally bound, Guarantor hereby confirms and agrees that the obligations and liabilities of Guarantor under the Guaranty include this Amendment and the obligations and liabilities of Tenant thereunder.

Notwithstanding anything to the contrary, Guarantor’s joinder to this Amendment for the purposes of this paragraph is not intended to modify in any way Landlord’s rights under Section 2 of the Guaranty.

GUARANTOR: PARATEK PHARMACEUTICALS, INC.

By: /s/ Raj Padmanabhan
Name: Raj Padmanabhan
Title: Vice President, Head of Digital Information
Date: 11/15/2022